                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                               TITAN CAPITAL TRUST

                                FEBRUARY 9, 2000


                  AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration"), dated and effective as of February 9, 2000, by the undersigned trustees (together with all other Persons from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees"), The Titan Corporation, a Delaware corporation, as trust Depositor (the "Depositor"), and by the holders, from time to time, of undivided beneficial interests in the assets of the Trust (as defined below) issued pursuant to this Declaration;

                  WHEREAS, the Trustees and the Depositor established Titan Capital Trust (the "Trust") under the Business Trust Act (as hereinafter defined) pursuant to a Declaration of Trust dated as of January 19, 2000 (the "Original Declaration"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on January 19, 2000, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer (as hereinafter defined);

                  WHEREAS, as of the date hereof, no interests of the Trust have been issued;

                  WHEREAS, all of the Trustees and the Depositor, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and

                  NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                    ARTICLE I

                         INTERPRETATION AND DEFINITIONS


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                  Section 1.01 DEFINITIONS. Unless the context otherwise
requires:

                  (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Declaration, and any capitalized term not defined in this Declaration shall have the meaning assigned thereto in the Indenture;

                  (b) a term defined anywhere in this Declaration or the Indenture has the same meaning throughout;

                  (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

                  (d) all references in this Declaration to Articles, Sections, Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

                  (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "ACS" means Advanced Communication Systems, Inc., a Delaware corporation.

                  "ADDITIONAL AMOUNTS" has the meaning specified in the Indenture.

                  "ADMINISTRATIVE ACTION" has the meaning set forth in the definition of "Tax Event" in this Section 1.01.

                  "ADMINISTRATIVE TRUSTEE" means any Trustee other than the Property Trustee and the Delaware Trustee.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar.


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

                  "APPOINTMENT EVENT" means an event defined in the terms of the Preferred Securities, as set forth in Annex I, which entitles the Holders of a Majority in liquidation amount of the Preferred Securities to appoint a Special Trustee.

                  "AUTHORIZED OFFICER" of a Person means any Person that is authorized to bind such Person.

                  "BENEFICIARIES" has the meaning set forth in Section
4.03(a).

                  "BOOK ENTRY INTEREST" means a beneficial interest in a Global Preferred Securities Certificate, ownership and transfers of which shall be maintained and made through book entries by a Depositary as described in Section 9.02.

                  "BUSINESS DAY" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the Corporate Trust Office of the Property Trustee or the Debenture Trustee is closed for business.

                  "BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 eT Seq., as it may be amended from time to time, or any successor legislation.

                  "CERTIFICATE" means a certificate in global or definitive form representing a Common Security or a Preferred Security.

                  "CHANGE IN 1940 ACT LAW" has the meaning specified in paragraph 4(d) of Annex I.

                  "CLOSING DATE" means February 9, 2000.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON SECURITIES" has the meaning specified in Section 7.01(a).

                  "COMMON SECURITIES GUARANTEE" means the guarantee agreement to be dated as of February 9, 2000 of the Depositor in respect of the Common Securities.

                  "COMMON STOCK" has the meaning specified in the Indenture.

                  "COMPOUNDED INTEREST" has the meaning specified in the Indenture.


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                  "CONVERSION AGENT" has the meaning set forth in Section 7.04.

                  "CONVERSION DATE" has the meaning specified in paragraph 5(b) of Annex I.

                  "CONVERSION REQUEST" has the meaning specified in paragraph 5(b) of Annex I.

                  "COVERED PERSON" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

                  "DEBENTURE EVENT OF DEFAULT" in respect of the Securities means an Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

                  "DEBENTURE ISSUER" means the Depositor in its capacity as issuer of the Debentures.

                  "DEBENTURES" means the Convertible Senior Subordinated Debentures Due 2030 of the Debenture Issuer.

                  "DEBENTURE TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

                  "DECLARATION" means this Amended and Restated Declaration of Trust as originally executed or as it may from time to time be supplemented or amended.

                  "DECLARATION TRUSTEES" means collectively, the Administrative Trustees, the Property Trustee and the Delaware Trustee.

                  "DEFERRAL PERIOD" has the meaning specified in paragraph 2(b) of Annex I.

                  "DEFINITIVE PREFERRED SECURITIES" means any Preferred Securities in definitive form issued by the Trust.

                  "DELAWARE TRUSTEE" has the meaning set forth in Section 5.02.

                  "DEPOSITARY" means The Depository Trust Company, the initial clearing agency, until a successor shall be appointed pursuant to Section 9.05, and thereafter means such successor Depositary.

                  "DEPOSITOR" means The Titan Corporation, a Delaware corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as Depositor of the Trust.


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                  "DIRECT ACTION" has the meaning specified in Section 3.08(e).

                  "DISCLOSURE DOCUMENTS" has the meaning specified in the Remarketing Agreement.

                  "DISSOLUTION TAX OPINION" has the meaning specified in the definition of Tax Event in this Section 1.01.

                  "DISTRIBUTION" means a distribution payable to Holders of Securities in accordance with Section 6.01.

                  "DISTRIBUTION DATE" has the meaning specified in paragraph 2(b) of Annex I.

                  "EVENT OF DEFAULT" means:

                           (i) a Debenture Event of Default; or

                           (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of a Deferral Period); or

                           (iii) default by the Trust in the payment of any Redemption Price of any Security when it becomes due and payable; or

                           (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Declaration Trustee or Declaration Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

                           (v) the occurrence of a bankruptcy or insolvency with respect to the Property Trustee and the failure of the Depositor to appoint a successor Property Trustee in the manner required by Section 5.06(c).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.


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                  "FAILED FINAL REMARKETING" has the meaning specified in the
Remarketing Agreement.

                  "FISCAL YEAR" shall have the meaning specified in Section
11.01.

                  "GLOBAL PREFERRED SECURITY" shall have the meaning specified in Section 7.03(a).

                  "HOLDER" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

                  "INDEMNIFIED PERSON" means (a) any Trustee; (b) any Affiliate of any Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee; or (d) any employee or agent of the Trust or its Affiliates.

                  "INDENTURE" means the Indenture, dated as of February 9, 2000, between the Debenture Issuer and the Debenture Trustee, as it may be amended from time to time.

                  "INITIAL CONVERSION PRICE" has the meaning specified in paragraph 5(a) of Annex I.

                  "INITIAL RATE" has the meaning specified in paragraph 2(a) of Annex I.

                  "INITIAL REDEMPTION PRICE" has the meaning specified in the Indenture.

                  "INVESTMENT COMPANY" means an investment company as defined in the Investment Company Act.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

                  "INVESTMENT COMPANY EVENT" has the meaning specified in paragraph 4(d) of Annex I.

                  "LEGAL ACTION" has the meaning set forth in Section 3.06(g).

                  "LIKE AMOUNT" means (i) with respect to a redemption of Securities, Securities having an aggregate liquidation amount equal to that portion of the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to such Securities based upon the relative liquidation amounts of such Securities and the proceeds of which will be used to pay the applicable Redemption Price of such Securities and (ii) with respect to a distribution of Debentures to Holders of the Securities in connection with a dissolution and liquidation of the Trust, Debentures having a principal amount equal to the aggregate liquidation amount of the Securities of the Holder to whom such Debentures are distributed.


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                  "LIQUIDATION DISTRIBUTION" has the meaning specified in
paragraph 3 of Annex I.

                  "LIST OF HOLDERS" has the meaning set forth in Section
2.02(a).

                  "MAJORITY IN LIQUIDATION AMOUNT OF THE SECURITIES" means, except as provided in the terms of the Securities and by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, representing more than 50% of the aggregate liquidation amount (i.e., the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

                  "MINISTERIAL ACTION" has the meaning set forth in paragraph 4(d) in Annex I.

                  "NO RECOGNITION OPINION" has the meaning specified in paragraph 4(d) of Annex I.

                  "NOTICE" has the meaning set forth in Section 15.01(c).

                  "OBLIGATIONS" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to Holders of any Securities or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Securities or such other similar interests, as the case may be.

                  "OFFER TO REPURCHASE" has the meaning set forth in Section 15.01(a).

                  "OFFERING CIRCULAR" means the confidential offering circular, dated as of February 3, 2000, relating to the issuance by the Trust of Preferred Securities.

                  "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

                           (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                           (ii) brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                           (iii) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such


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         officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (a) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "OID" means original issue discount.

                  "OPTIONAL CLOSING DATE" has the meaning assigned to such term in the Purchase Agreement.

                  "OPTIONAL REDEMPTION" has the meaning specified in the Indenture.

                  "PARTICIPANTS" has the meaning set forth in Section 7.03(b).

                  "PAYING AGENT" has the meaning specified in Section 7.04.

                  "PAYMENT AMOUNT" has the meaning specified in Section 6.01.

                  "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "PREFERRED SECURITIES" has the meaning specified in Section 7.01(a).

                  "PREFERRED SECURITIES GUARANTEE" means the guarantee agreement to be dated as of February 9, 2000, between the Depositor and Wilmington Trust Company, as Guarantee Trustee, in respect of the Preferred Securities.

                  "PREFERRED SECURITY BENEFICIAL OWNER" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Depositary, or on the books of a Person maintaining an account with such Depositary (directly as a Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

                  "PROPERTY TRUSTEE" means the Trustee meeting the eligibility requirements set forth in Section 5.03.

                  "PROPERTY TRUSTEE ACCOUNT" has the meaning set forth in
Section 3.08(c).

                  "PRO RATA" has the meaning specified in paragraph 9 of Annex
I.

                  "QIBS" has the meaning set forth in Section 3.06(b)(i).


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                  "PURCHASE AGREEMENT" has the meaning set forth in Section
7.03.

                  "QUORUM" means a majority of the Administrative Trustees or, if there are only two Administrative Trustees, both of them.

                  "REDEMPTION PRICE" has the meaning specified in the Indenture.

                  "REDEMPTION TAX OPINION" has the meaning specified in paragraph 4 (d) of Annex I.

                  "REGISTRAR" has the meaning set forth in Section 7.04.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated February 9, 2000, among the Depositor, the Trust, and the Purchasers named in the Purchase Agreement.

                  "REGULAR RECORD DATE" has the meaning specified in the Indenture.

                  "RELATED PARTY" means, with respect to the Depositor, any direct or indirect wholly owned subsidiary of the Depositor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Depositor.

                  "REMARKETING" has the meaning specified in the Remarketing Agreement.

                  "REMARKETING AGENT" has the meaning specified in the Indenture.

                  "REMARKETING AGREEMENT" means the Remarketing Agreement, dated February 9, 2000 among the Depositor, the Trust, the Tender Agent and the Remarketing Agent.

                  "REPURCHASE PAYMENT" has the meaning set forth in Section 15.01(a).

                  "REPURCHASE PAYMENT DATE" has the meaning set forth in Section 15.01(c)(ii).

                  "RESET DATE" means any date that is (i) not later than February 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day), and (ii) not earlier than 70 Business Days prior to February 15, 2005, as may be determined by the Remarketing Agent, in its sole discretion.


                  "RESPONSIBLE OFFICER" means, with respect to the Property Trustee, any vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer in the corporate trust department of the Property Trustee customarily performing functions similar to those performed by any of the above designated


                                       9
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officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "RESTRICTED PREFERRED SECURITIES" has the meaning specified in
Section 9.01(j).

                  "RESTRICTED SECURITIES LEGEND" shall mean the legend specified in Section 9.02(j)(i).

                  "SECURITIES" means the Common Securities and the Preferred Securities.

                  "SECURITIES ACT" means the Securities Act of 1933 or any successor legislation.

                  "SECURITIES CUSTODIAN" means the custodian with respect to any Preferred Security in global form.

                  "SECURITIES GUARANTEE" means the Common Securities Guarantee and the Preferred Securities Guarantee.

                  "SPECIAL TRUSTEE" means a trustee appointed by the Holders of a Majority in liquidation amount of the Preferred Securities in accordance with
Section 5.06(a)(ii)(B).

                  "SUCCESSOR DELAWARE TRUSTEE" has the meaning set forth in
Section 5.06(d).

                  "SUCCESSOR ENTITY" has the meaning specified in Section
3.15(b).

                  "SUCCESSOR PROPERTY TRUSTEE" has the meaning set forth in
Section 5.06(b).

                  "SUCCESSOR SECURITIES" has the meaning specified in Section 3.15(b).

                  "SUPER MAJORITY" has the meaning set forth in Section 2.06(a)(ii).

                  "TAX EVENT" means the receipt by the Property Trustee of an opinion of a nationally recognized independent tax counsel to the Depositor (reasonably acceptable to the Trustees) experienced in such matters (a "DISSOLUTION TAX OPINION") to the effect that, as a result of (i) any amendment to or change (including any announced prospective change (which shall not include a proposed change), PROVIDED that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "ADMINISTRATIVE ACTION") or (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of the original issuance of the Debentures or the issue date of the Preferred Securities issued by the Trust, there is more than an insubstantial risk that (a) if the Debentures are held by the Property Trustee, (x) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the Debentures or subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges as determined by such counsel, or (y) any portion of interest payable by the Depositor to the Trust (or OID accruing) on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Depositor in whole or in part for United States federal income tax purposes or (b) with respect to Debentures which are no longer held by the Property Trustee, any portion of interest payable by the Depositor (or OID accruing) on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Depositor in whole or in part for United States federal income tax purposes.

                  "TENDER AGENT" means the Property Trustee if any Preferred Securities are outstanding and the Debenture Trustee if the Debentures have been distributed to the Holders of the Preferred Securities.

                  "TENDER NOTIFICATION DATE" has the meaning specified in the Indenture.

                  "10% IN LIQUIDATION AMOUNT OF THE SECURITIES" means, except as provided in the terms of the Securities or by the Trust Indenture Act, Holders of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities, voting separately as a class, representing 10% or more of the aggregate liquidation amount (i.e., the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

                  "TERM PROVISIONS" has the meaning specified in the Remarketing Agreement.

                  "TERM CALL PROTECTIONS" has the meaning specified in the Remarketing Agreement.

                  "TREASURY REGULATIONS" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeed ing regulations).

                  "TRUST" has the meaning specified in the first recital of this Agreement.


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

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                  "TRUSTEE" or "TRUSTEES" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                  "UNRESTRICTED GLOBAL PREFERRED SECURITY" has the meaning set forth in Section 9.02(b).

                                   ARTICLE II

                               TRUST INDENTURE ACT

                  Section 2.01 TRUST INDENTURE ACT; APPLICATION. (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration, which are incorporated by reference in and made part of this Declaration and shall, to the extent applicable, be governed by such provisions.

                  (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

                  (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

                  Section 2.02 LISTS OF HOLDERS OF SECURITIES. (a) Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("LIST OF HOLDERS") as of such record date, PROVIDED that neither the Depositor nor the Adminis trative Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Depositor and the Administrative Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all

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

information contained in Lists of Holders given to it or which it receives in its capacity as Paying Agent (if acting in such capacity), PROVIDED that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

                  Section 2.03 REPORTS BY THE PROPERTY TRUSTEE. Within 60 days after May 15 of each year, commencing May 15, 2000, the Property Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                  Section 2.04 PERIODIC REPORTS TO PROPERTY TRUSTEE. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of thE Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be delivered annually on or before 120 days after the end of each fiscal year of the Depositor.

                  Section 2.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

                  Section 2.06 EVENTS OF DEFAULT; WAIVER. (a) The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default in respect of the Preferred Securities and its consequences, PROVIDED that, if the Event of Default:

                           (i) is caused by a Debenture Event of Default that is not waivable under the Indenture, the Event of Default under the Declaration shall also not be waivable;

                           (ii) is caused by a Debenture Event of Default that requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures (a "SUPER MAJORITY") to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;


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

                           (iii) is the result of a default by the Trust in the payment of any Distribution when it becomes due and payable, which default has continued for 30 days (subject to the deferral of any due date in the case of a Deferral Period), the Event of Default shall not be waivable; or

                           (iv) is the result of a default by the Trust in the payment of any Redemption Price of any Preferred Security when it becomes due and payable, the Event of Default shall not be waivable.

                  The foregoing provisions of this Section 2.06(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

                  Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Preferred Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Preferred Securities of an Event of Default with respect to the Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

                  (b) The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, PROVIDED that, if the Event of Default is caused by a Debenture Event of Default that:

                           (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this
         Section 2.06(b), the Event of Default under the Declaration shall also not be waivable; or

                           (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.06(b), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

PROVIDED FURTHER, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences until the effects of all Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.06(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.06(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

                  (c) A waiver of an Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Preferred Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.06(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

                  Section 2.07 EVENT OF DEFAULT; NOTICE. (a) The Property Trustee shall, within ten Business Days after the occurrence of an Event of Default actually known to the Property Trustee, (i) transmit by mail, first-class postage prepaid, to the Holders of the Securities, and (ii) transmit by any means provided for in this Declaration to the Administrative Trustees and the Depositor, notices of all defaults actually known to the Property Trustee, unless such defaults have been cured or waived before the giving of such notice (the term "defaults" for the purposes of this Section 2.07(a) being hereby defined to be an Event of Default, not including any periods of grace and irrespective of the giving of any notice); PROVIDED that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

                  (b) The Property Trustee shall not be deemed to have knowledge of any default except:

                           (i) a default under Sections 5.01(1) and 5.01(2) of the Indenture; or

                           (ii) any default as to which the Property Trustee shall have received written notice.

                                   ARTICLE III

                                  ORGANIZATION

                  Section 3.01 NAME. The Trust is named "Titan Capital Trust," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

                  Section 3.02 OFFICE. The address of the principal office of the Trust is c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121-1199, Attention: General Counsel. On ten Business Days' written notice to the Holders of Securities, the Administrative Trustees may designate another principal office.

                  Section 3.03 PURPOSE. The exclusive purposes and functions of the Trust are (a) to issue and sell the Securities and use the proceeds from such sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States Federal income tax purposes as a grantor trust.

                  Section 3.04 AUTHORITY. (a) Subject to the limitations provided in this Declaration and to the specific duties of the Property
Trustee, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

                  (b) Except as expressly set forth in this Declaration and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

                  (c) An Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the Trust to execute pursuant to Section 3.06.

                  Section 3.05 TITLE TO PROPERTY OF THE TRUST. Except as provided in Section 3.08 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

                  Section 3.06 POWERS AND DUTIES OF THE ADMINISTRATIVE TRUSTEES. The Administrative Trustees shall have, together (except in the case of paragraphs (a), (b) and (c) of this Section 3.06) with any Special Trustee holding office pursuant to Section 5.06, if any, the exclusive power, duty and authority to cause the Trust to engage in the following activities:

                  (a) to issue and sell the Preferred Securities and the Common Securities in accordance with this Declaration; PROVIDED, HOWEVER, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, and, PROVIDED FURTHER, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to simultaneous issuances of both Preferred Securities and Common Securities on the Closing Date and any Optional Closing Date;

                  (b) in connection with the issue and sale of the Preferred Securities, at the direction of the Depositor, to:

                           (i) assist in the preparation of the Offering Circular and preliminary offering circular, in each case prepared by the Depositor, in relation to the offering and sale of the Preferred Securities to qualified institutional buyers ("QIBs") in reliance on Rule 144A under the Securities Act and to execute and file with the Commission, at such time as determined by the Depositor, a registration statement filed on Form S-3 prepared by the Depositor, including any amendments thereto, in relation to the Preferred Securities;

                           (ii) execute and file any documents prepared by the Depositor, or take any acts as determined by the Depositor to be necessary in order to qualify or register all or part of the Preferred Securities in any state or foreign jurisdiction in which the Depositor has determined to qualify or register such Preferred Securities for sale;

                           (iii) execute and file an application, prepared by the Depositor, to the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market and, at such time, if any, as determined by the Depositor to the New York Stock Exchange, Inc. or any other national stock exchange or the NASDAQ National Market for listing or quotation upon notice of issuance of any

         Preferred Securities (including at the time of the Remarketing), but if and only if the Depositor has so instructed the Administrative Trustees to make such filing;

                           (iv) execute and deliver letters, documents, or instruments with The Depository Trust Company relating the Preferred Securities;

                           (v) execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Depositor relating to the registration of the Preferred Securities under Section 12 of the Exchange Act, but if and only if the Depositor has so instructed the Administrative Trustees to make such filing; and

                           (vi) execute and enter into the Remarketing
         Agreement, the Purchase Agreement, the Registration Rights Agreement, and other related agreements providing for the sale of the Preferred Securities; and

                           (vii) and to execute and file any agreement, certificate or other document which such Administrative Trustee deems necessary or appropriate in connection with the issuance and sale of the Preferred Securities;

                  (c) to acquire the Debentures with the proceeds of the sale of the Preferred Securities and the Common Securities; PROVIDED, HOWEVER, that the Administrative Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Preferred Securities and the Holders of Common Securities;

                  (d) to give the Depositor and the Property Trustee prompt written notice of the occurrence of a Tax Event or an Investment Company Event; PROVIDED that the Administrative Trustees (and Special Trustee, if any) shall consult with the Depositor and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Tax Event or Investment Company Event;

                  (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Preferred Securities and Holders of Common Securities as to such actions and applicable record dates;

                  (f) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of the Securities;

                  (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("LEGAL ACTION"), unless pursuant to Section 3.08(e), the Property Trustee has the exclusive power to bring such Legal Action;

                  (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

                  (i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

                  (j) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

                  (k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

                  (l) to act as, or appoint another Person to act as, Registrar, Conversion Agent, Paying Agent, Tender Agent and transfer agent for the Securities;

                  (m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

                  (n) to cause the Trust to comply with the Trust's obligations under Article XV of the Declaration in the event that the acquisition of ACS is not consummated by March 31, 2000;

                  (o) as set forth in the Remarketing Agreement, to assist in the preparation of any Disclosure Documents in relation to the offering and sale of the securities to be issued in the Remarketing;

                  (p) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

                  (q) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

                  (r) to take any action, not inconsistent with this Declaration or with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.06, including, but not limited to:

                           (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

                           (ii) causing the Trust to be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation or partnership; and

                           (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes,

PROVIDED that such action does not adversely affect the interests of Holders;
and

                  (s) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust.

                  The Administrative Trustees must exercise the powers set forth in this Section 3.06 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.03.

                  Subject to this Section 3.06, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.08.

                  Any expenses incurred by the Administrative Trustee (or the Special Trustee, if any) pursuant to this Section 3.06 shall be reimbursed by the Debenture Issuer.

                  The Administrative Trustees shall take all action on behalf of the Trust that are not specifically required by this Declaration to be taken by any other Trustee.

                  Section 3.07 PROHIBITION OF ACTIONS BY THE TRUST AND THE TRUSTEES. The Trust shall not, and the Trustees (including the Property Trustee) on behalf of the Trust shall not, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

                           (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

                           (ii) acquire any assets other than as expressly provided herein;

                           (iii) possess Trust property for other than a Trust purpose;

                           (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

                           (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever, except as provided in the Remarketing Agreement;

                           (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

                           (vii) other than as provided in the Declaration or Annex I hereto, (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under Section
         5.13 of the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless, in the case of each action described in clause (A), (B), (C) or
         (D), the Trust shall have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that such modification will not cause more than an insubstantial risk that for United States federal income tax purposes the Trust will not be classified as a grantor trust.

                  Section 3.08 POWERS AND DUTIES OF THE PROPERTY TRUSTEE. (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.06. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

                  (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Administrative Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

                  (c) The Property Trustee shall:

                           (i) establish and maintain a segregated non-interest bearing trust account (the "PROPERTY TRUSTEE ACCOUNT") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the Holders of the Preferred Securities and Holders of the Common Securities from the Property Trustee Account in accordance with Section
         6.01. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration.

                           (ii) engage in such ministerial activities as so directed and as shall be necessary or appropriate to effect the redemption of the Preferred Securities and the Common Securities to the extent the Debentures are redeemed or mature; and

                           (iii) upon written notice of distribution issued by the Administrative Trustees in accordance with the terms of the Securities, engage in such ministerial activities as so directed as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain special events (as may be defined in the terms of the Securities) arising from a change in law or a change in legal interpretation or other specified circumstances pursuant to the terms of the Securities.

                  (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Securities.

                  (e) The Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act; PROVIDED, HOWEVER, that if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the Redemption
Date), then a Holder of Preferred Securities may institute a legal proceeding directly, subject to the terms of the Indenture (including the subordination provisions set forth in Article XII thereof), for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder (a "DIRECT ACTION") on or after the respective due date specified in the Securities. In connection with such Direct Action, the Holders of the Common Securities will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Depositor to such Holder of Preferred Securities in such Direct Action. In addition, if the Property Trustee fails to enforce its rights under the Debentures (other than rights arising from an Event of Default described in the immediately preceding sentence) after any Holder of Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such Holder of Preferred Securities may, to the fullest extent permitted by law, institute a Direct Action to enforce the rights of the Property Trustee or any other Person. Except as provided in this paragraph, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

                  (f) The Property Trustee shall not resign as a Trustee unless either:

                           (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

                           (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.06.

                  (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities.

                  (h) The Property Trustee shall act as the initial Paying Agent and Registrar to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to the Preferred Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. The Property Trustee shall also act as the initial Conversion Agent. Any Paying Agent or Conversion Agent may be removed by the Administrative Trustees at any time and a successor Paying Agent or Conversion Agent or additional Paying Agents or Conversion Agents may be appointed at any time by the Administrative Trustees. The Administrative Trustees may also appoint one or more agents in addition to the Registrar to accept Preferred Securities for transfer or exchange, it being understood that the registration of all such transfers and exchanges will be effected in the register maintained for such purpose by the Registrar. The Paying Agent, the Conversion Agent and any additional agents appointed by the Administrative Trustees pursuant to the immediately preceding sentence may resign upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Depositor.

                  (i) Subject to this Section 3.08, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.06.

                  The Property Trustee must exercise the powers set forth in this Section 3.08 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.03.

                  Section 3.09 CERTAIN DUTIES AND RESPONSIBILITIES OF THE PROPERTY TRUSTEE. (a) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                  Property Trustee shall be determined solely by the express provisions of this Declaration and in the Securities and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration and in the Securities, and no implied covenants or obligations shall be read into this Declaration or the Securities against the Property Trustee; and

                                    (B) in the absence of bad faith on the part
                  of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                           (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                           (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

                           (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

                           (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

                           (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

                           (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.08(c)(i) and except to the extent otherwise required by law; and

                           (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Declaration, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

                  Section 3.10 CERTAIN RIGHTS OF PROPERTY TRUSTEE. (a) Subject to the provisions of Section 3.09:

                           (i) the Property Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                           (ii) any direction or act of the Depositor or the Administrative Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

                           (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

                           (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

                           (v) the Property Trustee may consult with counsel of its choice or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

                           (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security satisfactory to the Property Trustee, against the costs, expenses (including its attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested in writing by the Property Trustee, PROVIDED, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

                           (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, security, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                           (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

                           (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
         (iii) shall be protected in acting in accordance with such instructions, subject to the express terms of this Declaration;

                           (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

                           (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

                  (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

                  Section 3.11 DELAWARE TRUSTEE. Notwithstanding any other provision of this Declaration other than Section 5.02, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees or the Property Trustee described in this Declaration. Except as set forth in
Section 5.02, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of ss. 3807 of the Business Trust Act.

                  Section 3.12 EXECUTION OF DOCUMENTS. Except as otherwise required by applicable law, any Administrative Trustee is authorized to execute on behalf of the Trust any documents that the Administrative Trustees have the power and authority to execute pursuant to Section 3.06; PROVIDED that, the registration statement referred to in Section 3.06(b)(i), including any amendments thereto, shall be signed by a majority of the Administrative Trustees (or, if there are only two Administrative Trustees, by both Administrative Trustees).

                  Section 3.13 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained in this Declaration and the Securities shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration, the Debentures or the Securities.

                  Section 3.14 DURATION OF TRUST. The Trust, unless dissolved pursuant to the provisions of Article VIII hereof, shall exist until February 9, 2035.

                  Section 3.15 MERGERS. (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described in Section 3.15(b) and (c) of this Declaration or paragraph 3 of Annex I.

                  (b) The Trust may, with the consent of a majority of the Administrative Trustees (or, if there are only two Administrative Trustees, both Administrative Trustees) and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state or the District of Columbia; PROVIDED that:

                           (i) if the Trust is not the surviving entity, the successor entity (the "SUCCESSOR ENTITY") either:

                                    (A) expressly assumes all of the obligations
                  of the Trust under the Securities; or

                                    (B) substitutes for the Preferred Securities
                  other securities having substantially the same terms as the Preferred Securities (the "SUCCESSOR SECURITIES") as long as the Successor Securities rank, with respect to participation in the profits and distributions and in the assets of the Successor Entity, at least as high as the Preferred Securities rank with respect to participation in the profits and distributions or in the assets of the Trust;

                           (ii) the Debenture Issuer expressly appoints a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the Holder of the Debentures;

                           (iii) to the extent the Preferred Securities are listed on any national securities exchange or with another organization for listing or quotation, the Preferred Securities or any Successor Securities shall be so listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Preferred Securities are then listed or quoted;

                           (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

                           (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the Holders of the Preferred Securities (including any Successor Securities) in any material respect;

                           (vi) such Successor Entity has a purpose substantially identical and limited to that of the Trust;

                           (vii) prior to such merger, consolidation, amalgamation or replacement, the Depositor has received an opinion of a nationally recognized independent counsel (reasonably acceptable to the Property Trustee) to the Trust experienced in such matters to the effect that:

                                    (A) following such merger, consolidation,
                  amalgamation or replacement, the Trust or the Successor Entity will continue to be treated as a grantor trust for United States federal income tax purposes;

                                    (B) following such merger, consolidation,
                  amalgamation or replacement, none of the Depositor, the Trust or the Successor Entity will be required to register as an Investment
                  Company;

                                    (C) such merger, consolidation, amalgamation
                  or replacement will not adversely affect the limited liability of the Holders of the Securities (including any Successor Securities);

                           (viii) the Depositor or any permitted successor or assignee directly or indirectly owns all the Common Securities and provides a guarantee to the Holders of the Successor Securities with respect to the Successor Entity having substantially the same terms as the Preferred Securities Guarantee; and

                           (ix) such merger, consolidation, amalgamation, replacement or lease is not a taxable event for the Holders of the Preferred Securities.

                  (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                   ARTICLE IV

                                    DEPOSITOR

                  Section 4.01 DEPOSITOR'S PURCHASE OF COMMON SECURITIES. On the Closing Date and any Optional Closing Date the Depositor will purchase an amount of Common Securities issued by the Trust such that the aggregate liquidation amount of such Common Securities purchased by the Depositor shall at such date equal at least 3% of the total capital of the Trust.

                  Section 4.02 RESPONSIBILITIES OF THE DEPOSITOR. In connection with the issue and sale of the Preferred Securities, the Depositor shall have the exclusive right and responsibility to engage in the following activities:

                  (a) to prepare the Offering Circular and to prepare for filing by the Trust with the Commission the Shelf Registration Statement, including any amendments thereto;

                  (b) to determine the states and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts (including at the time of the Remarketing), other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states and foreign jurisdictions;

                  (c) if so determined by the Depositor, to prepare for filing by the Trust an application to PORTAL, to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market for listing or quotation upon notice of issuance of any Preferred Securities (including at the time of the Remarketing);

                  (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities (both at the time of their original issuance and at the time of the Remarketing, if required) under Section 12 of the Exchange Act, including any amendments thereto, if the Depositor in its sole discretion determines such a filing is necessary or appropriate;

                  (e) to negotiate the terms of the Purchase Agreement, the Registration Rights Agreement, the Remarketing Agreement and other related agreements providing for the sale of the Preferred Securities (both at the time of their original issuance and at the time of the Remarketing);

                  (f) to cause the Trust to comply with the Trust's obligations under Article XV of the Declaration and Section 10.09 of the Indenture in the event that the acquisition of ACS is not consummated by March 31, 2000;

                  (g) as set forth in the Remarketing Agreement, to prepare Disclosure Documents in relation to the offering and sale of the securities to be issued in the Remarketing.

                  Section 4.03 GUARANTEE OF PAYMENT OF TRUST OBLIGATIONS. (a) Subject to the terms and conditions of this Section 4.03, the Depositor hereby irrevocably and unconditionally guarantees, to the extent set forth in the Securities Guarantees and subject to the terms of the Indenture (including the subordination provisions set forth in Article XII thereof), to each Person to whom the Trust is now or hereafter becomes indebted or liable (the "BENEFICIARIES") the full payment, when and as due, of any and all Obligations to such Beneficiaries.

                  (b) The agreement of the Depositor in Section 4.03(a) is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

                  (c) The agreement of the Depositor set forth in Section 4.03(a) shall terminate and be of no further force and effect upon the later of
(a) the date on which full payment has been made of all amounts payable to all Holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; PROVIDED, HOWEVER, that such agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Preferred Securities Guarantee or under this Agreement for any reason whatsoever. Such agreement is continuing, irrevocable, unconditional and absolute.


                                    ARTICLE V

                                    TRUSTEES

                  Section 5.01 NUMBER OF TRUSTEES. The number of Trustees shall initially be four (4), consisting of two (2) Administrative Trustees, the Delaware Trustee and the Property Trustee, and:

                  (a) at any time before the issuance of any Securities, the Depositor may, by written instrument, increase or decrease the number of Trustees; and

                  (b) after the issuance of any Securities:

                           (i) the number of Trustees may be increased or decreased, except as provided in Sections 5.01(b)(ii) and 5.06(a)(ii)(B) with respect to the Special Trustee and except as provided in Section 5.06(a)(ii)(A) with respect to the removal of the Property Trustee and the Delaware Trustee upon a Debenture Event of Default, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; PROVIDED, HOWEVER, that, the number of Trustees shall in no event be less than two (2); PROVIDED, FURTHER, that (1) one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware; (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Depositor (an "Administrative Trustee"); and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

                           (ii) the number of Trustees shall be increased automatically by one (1) if an Appointment Event has occurred and is continuing and the Holders of a Majority in liquidation amount of the Preferred Securities appoint a Special Trustee in accordance with
         Section 5.06(a)(ii).

                  Section 5.02 DELAWARE TRUSTEE. If required by the Business Trust Act, one Trustee (the "DELAWARE TRUSTEE") shall be (a) a natural person who is a resident of the State of Delaware; or (b) if not a natural person, an entity which has its principal place of business in the

State of Delaware, and otherwise meets the requirements of applicable law, PROVIDED that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application. The initial Delaware Trustee shall be Wilmington Trust Company.

                  Section 5.03 PROPERTY TRUSTEE; ELIGIBILITY. (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

                           (i) not be an Affiliate of the Depositor; and

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.03(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.03(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.06(e).

                  (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  (d) The Preferred Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

                  (e) The initial Property Trustee shall be Wilmington Trust Company.

                  Section 5.04 QUALIFICATIONS OF ADMINISTRATIVE TRUSTEES AND DELAWARE TRUSTEE GENERALLY. Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

                  Section 5.05 INITIAL TRUSTEES. The initial Administrative Trustees shall be:

                  Deanna Hom Petersen
                  c/o The Titan Corporation
                  3033 Science Park Road
                  San Diego, California 92121-1199

                  Ray Guillaume
                  c/o The Titan Corporation
                  3033 Science Park Road
                  San Diego, California 92121-1199

         The initial Delaware Trustee shall be:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001
                  ATTENTION: Corporate Trust Administration

         The initial Property Trustee shall be:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001
                  ATTENTION: Corporate Trust Administration

                  Section 5.06 APPOINTMENT, REMOVAL AND RESIGNATION OF TRUSTEES.
(a) Except as provided otherwise in this Section 5.06, Trustees may be appointed or removed without cause at any time:

                           (i) until the issuance of any Securities, by written instrument executed by the Depositor; and

                           (ii) after the issuance of any Securities:

                                    (A) other than in respect to a Special
                  Trustee, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities, unless a Debenture Event of Default shall have occurred and be continuing, in which event the Property Trustee and the Delaware Trustee may only be removed by the Holders of a Majority in liquidation amount of the Preferred Securities, voting as a class at a meeting of the Holders of the Preferred Securities; and

                                    (B) if an Appointment Event has occurred and
                  is continuing, one (1) additional trustee (the "SPECIAL TRUSTEE"), who shall have the same rights, powers and privileges as an Administrative Trustee except as provided in
                  Section 3.06, may be appointed by vote of the Holders of a Majority in liquidation amount of the Preferred Securities, voting as a class at a meeting of the Holders of the Preferred Securities, and such Special Trustee may only be removed (otherwise than by the operation of Section 5.06(e)), by vote of the Holders of a Majority in liquidation amount of the Preferred Securities voting as a class at a meeting of the Holders of the Preferred Securities.

                  (b) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.06 until a successor Property Trustee meeting the requirements of Section 5.03 (a "SUCCESSOR PROPERTY TRUSTEE") has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Administrative Trustees and the Depositor.

                  (c) The Depositor shall remove the Property Trustee by written instrument upon:

                           (i) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Property Trustee as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Property Trustee under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Property Trustee or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                           (ii) the institution by the Property Trustee of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Property Trustee or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Property Trustee in furtherance of any such action.

The Depositor shall appoint a Successor Property Trustee within 60 days of such an event.

                  (d) The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.06(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.02 and 5.04 (a "SUCCESSOR DELAWARE TRUSTEE") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Trustees and the Depositor.

                  (e) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation, PROVIDED that a Special Trustee shall only hold office while an Appointment Event is continuing and shall cease to hold office immediately after the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Depositor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; PROVIDED, HOWEVER, that:

                           (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

                                    (A) until a Successor Property Trustee has
                  been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Depositor and the resigning Property Trustee; or

                                    (B) until the assets of the Trust have been
                  completely liquidated and the proceeds thereof distributed to the Holders of the Securities;

                           (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Depositor and the resigning Delaware Trustee; and

                           (iii) no such resignation of a Special Trustee shall be effective until the 60th day following delivery of the instrument of resignation of the Special Trustee to the Depositor and the Trust or such later date specified in such instrument during which period the Holders of the Preferred Securities shall have the right to appoint a successor Special Trustee as provided in this Section 5.06.

                  (f) The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.06.

                  (g) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this
Section 5.06 within 60 days after delivery to the Depositor and the Trust of an instrument of resignation or removal, the resigning Property Trustee or Delaware Trustee, resigning or being removed as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

                  (h) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

                  Section 5.07 VACANCIES AMONG TRUSTEES. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to
Section 5.01, or if the number of Trustees is increased pursuant to Section 5.01, a vacancy shall occur. A resolution certifying the existence of such vacancy by a majority of the Administrative Trustees (or, if there are only two Administrative Trustees, by both Administrative Trustees) shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.06.

                  Section 5.08 EFFECT OF VACANCIES. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 5.06, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration.

                  Section 5.09 MEETINGS. Meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile or overnight courier) not less than 24 hours before such meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Administrative Trustees may be taken at a meeting by a vote of a majority of the Administrative Trustees (or if there are only two Administrative Trustees, by a vote by both of them) present (whether in person or by telephone) and eligible to vote with respect to such matter, PROVIDED that a Quorum is present, or without a meeting and without prior notice by the unanimous written consent of the Administrative Trustees.

                  In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee. In the event a Special Trustee is holding office pursuant to Section 5.06, such Special Trustee shall have the same rights as an Administrative Trustee with respect to notice and participation in a meeting of the Administrative Trustees.

                  Section 5.10 DELEGATION OF POWER. (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.06, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

                  (b) the Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

                  Section 5.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any Person into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, PROVIDED such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto other than as required by applicable law.

                                   ARTICLE VI

                                  DISTRIBUTIONS

                  Section 6.01 DISTRIBUTIONS. Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Preferred Securities and the Common Securities in accordance with the preferences set forth in the terms attached as Annex I hereto. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest (as defined in the Indenture) and Additional Amounts (as defined in the Indenture)), premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "PAYMENT AMOUNT"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "DISTRIBUTION") of the Payment Amount to Holders.


                                   ARTICLE VII

                             ISSUANCE OF SECURITIES

                  Section 7.01 GENERAL PROVISIONS REGARDING SECURITIES. (a) The Administrative Trustees shall on behalf of the Trust issue one class of convertible preferred securities, designated as Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)-SM-, representing undivided beneficial interests in the assets of the Trust (the "PREFERRED SECURITIES"), having such terms as are set forth in Annex I (including as such terms may be modified in accordance with the provisions of the Remarketing Agreement) and one class of convertible common securities, liquidation amount $50, representing undivided beneficial interests in the assets of the Trust (the "COMMON SECURITIES"), having such terms as are set forth in Annex I. On the Reset Date and as contemplated by the Remarketing Agreement, the Trust may also issue securities having Term Provisions to be set by the Remarketing Agent in accordance with the terms of the Remarketing Agreement. The Trust shall have no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities. The Trust shall issue no Securities in bearer form.

                  (b) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

                  (c) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable, subject to Section 10.01 with respect to the Common Securities, and shall not be subject to preemptive or other similar rights.

                  (d) Every Person, by virtue of having become a Holder or a Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

                  (e) Every Person, by virtue of having become a Holder or a Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have covenanted to treat the Debentures as indebtedness and the Securities as evidence of an indirect beneficial ownership interest in the Debentures.

                  Section 7.02 EXECUTION AND AUTHENTICATION. (a) The Securities shall be signed on behalf of the Trust by one Administrative Trustee. In case any Administrative Trustee who shall have signed any of the Securities shall cease to be such Administrative Trustee before the Securities so signed shall be delivered by the Trust, such Securities nevertheless may be delivered as though the person who signed such Securities had not ceased to be such Administrative Trustee; and any Securities may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Administrative Trustees, although at the date of the execution and delivery of the Declaration any such person was not such an Administrative Trustee.

                  (b) One Administrative Trustee shall sign the Preferred Securities for the Trust by manual or facsimile signature. Unless otherwise determined by the Trust, such signature shall, in the case of Common Securities, be a manual signature.

                  A Preferred Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Preferred Security has been authenticated under this Declaration.

                  Upon a written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the Preferred Securities for original issue by executing the Property Trustee's certificate of authentication contained in the form of Preferred Securities attached hereto as Exhibit A-1. The aggregate number of Preferred Securities outstanding at any time shall not exceed the number set forth in the terms in Annex I hereto except as provided in Sections 7.06 and 7.07.

                  The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Preferred Securities. An authenticating agent may authenticate Preferred Securities whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Depositor or an Affiliate.

                  Section 7.03 FORM AND DATING. The Preferred Securities and the Property Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 and the Common Securities shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. Certificates may be printed, typewritten, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof. The

Securities may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (PROVIDED that any such notation, legend or endorsement is in a form acceptable to the Trust). The Trust at the direction of the Depositor shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. Each Preferred Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and to the extent applicable, the Property Trustee and the Depositor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby.

                  The Preferred Securities are being offered and sold by the Trust pursuant to a Purchase Agreement relating to the Preferred Securities, dated February 9, 2000, among the Trust, the Depositor and the Purchasers named therein (the "PURCHASE AGREEMENT").

                  (a) GLOBAL SECURITIES. Preferred Securities offered and sold as provided in the Purchase Agreement, shall be initially issued in the form of one or more permanent global Securities in definitive, fully registered form without distribution coupons with the appropriate global legends and Restricted Securities Legend set forth in Exhibit A-1 hereto (each a "Global Preferred Security"), which shall be deposited on behalf of the purchasers of the Preferred Securities represented thereby with the Property Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Trust and authenticated by the Property Trustee as provided herein. The number of Preferred Securities represented by the Global Preferred Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) BOOK-ENTRY PROVISIONS. The Preferred Securities, on original issuance, will be issued in the form of one or more, fully registered Global Preferred Securities, to be delivered to the Depositary, or the Securities Custodian by, or on behalf of, the Trust.

                  An Administrative Trustee on behalf of the Trust shall execute and the Property Trustee shall, in accordance with this Section 7.03, authenticate and deliver initially one or more Global Preferred Securities that
(i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Property Trustee to such Depositary or pursuant to such Depositary's written instructions or held by the Property Trustee as custodian for the Depositary.

                  Unless and until definitive, fully registered certificated Preferred Securities have been issued to the Preferred Security Beneficial Owners pursuant to Section 7.03:

                           (i) the provisions of this Section 7.03 shall be in full force and effect;

                           (ii) the Trust, the Trustees, the Registrar and the Paying Agent shall be entitled to deal with the Depositary for all purposes of this Declaration (including the payment of Distributions on the Global Preferred Security and receiving approvals, votes or consents hereunder) as the Holder of the Preferred Securities and the sole holder of the Global Preferred Security and shall have no obligation to the Preferred Security Beneficial Owners;

                           (iii) to the extent that the provisions of this
         Section 7.03 conflict with any other provisions of this Declaration, the provisions of this Section 7.03 shall control; and

                           (iv) the rights of the Preferred Security Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or the Participants and the Depositary shall receive and transmit payments of Distributions on the Global Preferred Securities to such Participants. The Depositary will make book-entry transfers among the Participants and receive and transmit payments of Distributions on the Global Preferred Securities to such Participants; PROVIDED, that solely for the purposes of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Declaration, so long as Definitive Preferred Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Depositary setting forth the Preferred Security Beneficial Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

                  Members of, or participants in, the Depositary ("PARTICIPANTS") shall have no rights under this Declaration with respect to any Global Preferred Security held on their behalf by the Depositary or by the Property Trustee as the custodian of the Depositary or under such Global Preferred Security, and the Depositary may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such Global Preferred Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Security.

                  (c) CERTIFICATED SECURITIES. Except as provided in Section 7.03(d), owners of beneficial interests in the Global Preferred Security will not be entitled to receive physical delivery of certificated Preferred Securities.

                  (d) Subject to Section 9.05, a Global Preferred Security deposited with the Depositary or with the Property Trustee as custodian for the Depositary pursuant to this Section 7.03 shall be transferred to the beneficial owners thereof in the form of certificated Preferred Securities only if such transfer complies with Section 9.02 and (i) the Depositary notifies the Depositor or the Trust that it is unwilling or unable to continue as Depositary for such Global Preferred Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Depositor or Administrative Trustees in its or their sole discretion determines that such Global Preferred Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing.

                  (e) Any Global Preferred Security that is transferable to the beneficial owners thereof in the form of certificated Preferred Securities pursuant to this Section 7.03 shall be surrendered by the Depositary to the Property Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Property Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Preferred Security, an equal aggregate liquidation amount of Preferred Securities of authorized denominations in the form of certificated Preferred Securities. Any portion of a Global Preferred Security transferred pursuant to this Section shall be registered in such names and such amounts as the Depositary shall direct. Any Preferred Security in the form of certificated Preferred Securities delivered in exchange for an interest in the Global Preferred Security shall, except as otherwise provided by Section 9.02, bear the Restricted Securities Legend.

                  (f) Subject to the provisions of Section 7.03(e), the registered holder of a Global Preferred Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Declaration or the Securities.

                  (g) In the event of the occurrence of any of the events specified in Section 7.03(d), the Trust will promptly make available to the Property Trustee a reasonable supply of certificated Securities in definitive, fully registered form without distribution coupons.

                  Section 7.04 REGISTRAR, PAYING AGENT, CONVERSION AGENT AND TENDER AGENT. (a) The Administrative Trustees shall maintain (i) an office or agency where Preferred Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), (ii) an office or agency where Preferred Securities may be presented for payment ("PAYING AGENT") and (iii) an office or agency where Preferred Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Preferred Securities and of their transfer and exchange.

                  The Administrative Trustees may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Administrative Trustees may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Holder; PROVIDED that the Administrative Trustees shall provide notice of such change to all Holders promptly thereafter. The Administrative Trustees shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Administrative Trustees fail to appoint or maintain another entity as Registrar or Conversion Agent, the Property Trustee shall act as such; PROVIDED, HOWEVER, that the Trust shall always maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York, where Preferred Securities may be presented for payment. The Trust or any of its Affiliates may act as Paying Agent, Registrar, or Conversion Agent.

                  The Trust shall act as Paying Agent, Registrar, co-registrar, and Conversion Agent for the Common Securities.

                  The Trust initially appoints the Property Trustee as Registrar, Paying Agent, Conversion Agent for the Preferred Securities. The Property Trustee shall also serve as Tender Agent and shall have the responsibilities of such described in the Remarketing Agreement for so long as the Debentures are held by the Property Trustee.

                  (b) Notwithstanding any other provision of this Declaration, payment with respect to the Preferred Securities shall only take place at the office or agency maintained by the Trust for such purpose in the Borough of Manhattan, The City of New York, State of New York.

                  Section 7.05 PAYING AGENT TO HOLD MONEY IN TRUST. The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of principal or distributions on the Securities, and will notify the Property Trustee if there are insufficient funds. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Administrative Trustees at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or the Depositor or an Affiliate of the Trust or Depositor) shall have no further liability for the money. If the Trust or the Depositor or an Affiliate of the Trust or the Depositor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

                  Section 7.06 REPLACEMENT SECURITIES. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trust or in the case of the Preferred Securities to the Property Trustee, an Administrative Trustee on behalf of the Trust shall issue and the Property Trustee shall authenticate a replacement Security if the Property Trustee's and such Administrative Trustee's requirements, as the case may be, are met. If required by the Property Trustee or such Administrative Trustee, an indemnity bond must be sufficient in the judgment of both to protect the Trustees, the

Depositor or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Depositor may charge for its expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Depositor pursuant to Article III hereof, the Depositor in its discretion may, instead of the Trust's issuing a new Security, pay or purchase such Security, as the case may be.

                  Every replacement Security is an additional obligation of the Trust.

                  Section 7.07 OUTSTANDING PREFERRED SECURITIES. The Preferred Securities outstanding at any time are all the Preferred Securities authenticated by the Property Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                  If a Preferred Security is replaced, paid or purchased pursuant to Section 7.06 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced, paid or purchased Preferred Security is held by a protected purchaser (as such term is used in Section 8-405 of the Delaware Uniform Commercial Code).

                  If Preferred Securities are considered paid in full in accordance with the terms of this Declaration, they cease to be outstanding and Distributions on them cease to accumulate.

                  A Preferred Security does not cease to be outstanding because one of the Trust, the Depositor or an Affiliate of the Depositor holds the Security.

                  Section 7.08 PREFERRED SECURITIES IN TREASURY. In determining whether the Holders of the required amount of Securities have concurred in any direction, waiver or consent, Preferred Securities owned by the Trust, the Depositor or an Affiliate of the Depositor, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which the Property Trustee knows are so owned shall be so disregarded.

                  Section 7.09 TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Trust may prepare and, in the case of the Preferred Securities, the Property Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Trust shall prepare and deliver to the Property Trustee Preferred Securities in certificated form (other than in the case of Preferred Securities in global form) and thereupon any or all temporary Preferred Securities (other than any such Preferred Securities in global form) may be surrendered in exchange therefor, at the office of the Registrar, and the Property Trustee shall authenticate and deliver an equal aggregate liquidation amount of definitive Preferred Securities in certificated form in exchange for temporary Preferred Securities (other than any such Preferred Securities in global form).

                  Section 7.10 CANCELLATION. Any Administrative Trustee on behalf of the Trust at any time may deliver Preferred Securities to the Property Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Property Trustee any Preferred Securities surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Property Trustee shall promptly cancel all Preferred Securities, surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall return such canceled Preferred Securities to the Administrative Trustees. The Trust may not issue new Preferred Securities to replace Preferred Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any Holder has converted.


                                  ARTICLE VIII

                              TERMINATION OF TRUST

                  Section 8.01 DISSOLUTION OF TRUST. (a) The Trust shall dissolve upon the earliest to occur of the following:

                           (i) the bankruptcy, dissolution or liquidation of the Holder of the Common Securities or the Depositor;

                           (ii) the filing of a certificate of dissolution or its equivalent with respect to the Holder of the Common Securities or the Depositor, or the revocation of the charter of the Holder of the Common Securities or the Depositor and the expiration of 90 days after the date of revocation without a reinstatement thereof;

                           (iii) a written direction of the Depositor to dissolve the Trust and distribute a Like Amount of Debentures to Holders of the Securities in accordance with the terms of the Securities;

                           (iv) all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

                           (v) the expiration of the term of the Trust as set forth in Section 3.14 hereof;

                           (vi) the entry of a decree of judicial dissolution of the Holder of the Common Securities, the Depositor or the Trust by a court of competent jurisdiction;

                           (vii) upon distribution of the Common Stock of the Depositor to Holders of all outstanding Securities upon conversion of all such Securities; or

                           (viii) before the issuance of any Securities, with the consent of all the Administrative Trustees and the Depositor.

                  (b) As soon as is practicable after the occurrence of an event referred to in Section 8.01(a), and after the completion of the winding up of the affairs of the Trust, the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

                  (c) The provisions of Section 3.09 and Article X shall survive the termination of the Trust.

                                   ARTICLE IX

                              TRANSFER AND EXCHANGE

                  Section 9.01 GENERAL.

                  (a) When Preferred Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal number of Preferred Securities represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Administrative Trustees shall prepare and one Administrative Trustee shall execute and the Property Trustee shall authenticate Preferred Securities at the Registrar's request.

                  (b) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. To the fullest extent permitted by law, any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

                  Subject to this Article IX, the Depositor and any Related Party may only transfer Common Securities (i) in accordance with Article VIII of the Indenture, or (ii) to the Depositor or a Related Party of the Depositor; PROVIDED that, any such transfer is subject to the condition precedent that the transferor obtain the written opinion of nationally recognized independent counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

                           (i) the Trust would not be classified for United States federal income tax purposes as a grantor trust; and

                           (ii) the Trust would be an Investment Company or the transferee would become an Investment Company.

                  (c) The Administrative Trustees shall provide for the registration of Securities and of transfers of Securities, which will be effected without charge but only upon payment (with such indemnity as the Administrative Trustees may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Securities, the Administrative Trustees shall cause one or more new Securities to be issued and authenticated by the Property Trustee in the name of the designated transferee or transferees. Every Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Security surrendered for registration of transfer shall be cancelled in accordance with
Section 7.10. A transferee of a Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Security. By acceptance of a Security, each transferee shall be deemed to have agreed to be bound by this Declaration.

                  (d) The Trust shall not be required (i) to issue, register the transfer of, or exchange, Preferred Securities during a period beginning at the opening of business 15 days before the day of any selection of Preferred Securities for redemption set forth in the terms of the Securities as set forth in Annex I hereto and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Preferred Security so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Security being redeemed in part.

                  (e) All Preferred Securities issued upon any transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Preferred Securities surrendered upon such transfer or exchange.

                  Section 9.02 TRANSFER PROCEDURES AND RESTRICTIONS. (a) GENERAL. Subject to Sections 9.02(b) and 9.02(j)(ii), if Preferred Securities are issued upon the transfer, exchange or replacement of Preferred Securities bearing the Restricted Securities Legend, or if a request is made to remove such Restricted Securities Legend on Preferred Securities, the Preferred Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Trust and the Property Trustee such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Depositor, that (i) neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule

144A or Rule 144 under the Securities Act or (ii) that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Property Trustee, at the written direction of an Administrative Trustee on behalf of the Trust, shall authenticate and deliver Preferred Securities that do not bear the Restricted Securities Legend.

                  (b) TRANSFERS AFTER EFFECTIVENESS OF SHELF REGISTRATION STATEMENT. After a transfer of Preferred Securities pursuant to an effective Shelf Registration Statement, all requirements pertaining to Restricted Securities Legends on any Preferred Security included within such Shelf Registration Statement will cease to apply, and beneficial interests in a Preferred Security in global form without Restricted Securities Legends will be available to transferees of such Preferred Securities, upon directions to transfer such Holder's beneficial interest in the Global Preferred Security. After the effectiveness of the Shelf Registration Statement, the Administrative Trustees shall execute and deliver and the Property Trustee shall authenticate a Preferred Security in global form without the Restricted Securities Legend (the "Unrestricted Global Preferred Security") to deposit with the Depositary to evidence transfers of beneficial interests from the Global Preferred Security.

                  (c) [Reserved]

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE PREFERRED SECURITIES. When Definitive Preferred Securities are presented to the Registrar or co-Registrar

                           (x) to register the transfer of such Definitive
                  Preferred Securities; or

                           (y) to exchange such Definitive Preferred Securities
                  for an equal number of Definitive Preferred Securities of another denomination;

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Preferred Securities surrendered for transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Administrative Trustees and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (ii) in the case of Definitive Preferred Securities that are Restricted Preferred Securities, and are being transferred or exchanged, such transfer or exchange shall be (x) pursuant to an effective registration statement under the Securities Act or (y) pursuant to, and in compliance with, clause (A) or (B) below:

                                    (A) if such Restricted Preferred Securities
                  are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, such Holder shall deliver a certification to that effect (in the form set forth on the reverse of the Preferred Security); or

                                    (B) if such Restricted Preferred Securities
                  are being transferred pursuant to an exemption from registration in accordance with Rule 144A or Rule 144 under the Securities Act such Holder shall deliver: (i) a certification to that effect (in the form set forth on the reverse of the Preferred Security) and (ii) if the Trust or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend.

         For definitive Preferred Securities that are transferred to QIBs in accordance with Rule 144A under the Securities Act, QIBs must take delivery of their interests in the Preferred Securities in the form of a beneficial interest in the Global Preferred Security in accordance with Section 9.02(e).

                  (e) RESTRICTIONS ON TRANSFER OF A DEFINITIVE PREFERRED SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL PREFERRED SECURITY. A Definitive Preferred Security may not be exchanged for a beneficial interest in a Global Preferred Security except upon satisfaction of the requirements set forth below. Upon receipt by the Property Trustee of a Definitive Preferred Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Property Trustee, together with written instructions directing the Property Trustee to make, or to direct the Depositary to make, an adjustment on its books and records with respect to such Global Preferred Security to reflect an increase in the number of the Preferred Securities represented by the Global Preferred Security, then the Property Trustee shall cancel such Definitive Preferred Security and cause, or direct the Depositary to cause, the aggregate number of Preferred Securities represented by the Global Preferred Security to be increased accordingly. If no Global Preferred Securities are then outstanding, the Administrative Trustee shall execute and deliver and the Property Trustee shall authenticate, upon written order of any Administrative Trustee, an appropriate number of Preferred Securities in global form.

                  (f) TRANSFER AND EXCHANGE OF GLOBAL PREFERRED SECURITIES. The transfer and exchange of Global Preferred Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Declaration (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                  (g) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL PREFERRED SECURITY FOR A DEFINITIVE PREFERRED SECURITY.

                           (i) The transfer of a beneficial interest in a Global Preferred Security in exchange for a Definitive Preferred Security will require the delivery by the transferee of a transfer certificate in the form set forth in Exhibit A-1.

                           (ii) Definitive Preferred Securities issued in exchange for a beneficial interest in a Global Preferred Security pursuant to this Section 9.02(g) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or indirect participants or otherwise, shall instruct the Property Trustee. The Property Trustee shall deliver such Preferred Securities to the Persons in whose names such Preferred Securities are so registered in accordance with the instructions of the Depositary.

                  (h) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL PREFERRED SECURITIES. Notwithstanding any other provisions of this Declaration (other than the provisions set forth in Section 7.03), a Global Preferred Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (i) [Reserved]

                  (j) LEGEND.

                           (i) Except as permitted by the following paragraph
         (ii), each Preferred Security certificate evidencing the Global Preferred Securities and the Definitive Preferred Securities (and all Preferred Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the "Restricted Preferred Security"):

                  "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN
                  A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED
                  STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND ANY CONVERTIBLE SENIOR SUBORDINATED
                  DEBENTURES ISSUED UPON EXCHANGE FOR THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
                  ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION

                  FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) THIS SECURITY AND ANY CONVERTIBLE SENIOR SUBORDINATED DEBENTURES ISSUABLE UPON EXCHANGE THEREFOR AND COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                           (ii) Upon any sale or transfer of a Restricted Preferred Security (including any Restricted Preferred Security represented by a Global Preferred Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act the Registrar shall permit the Holder thereof to exchange such Restricted Preferred Security for an interest in the Unrestricted Global Preferred Security.

                  (k) CANCELLATION OR ADJUSTMENT OF GLOBAL PREFERRED SECURITY. At such time as all beneficial interests in a Global Preferred Security have either been exchanged for Definitive Preferred Securities to the extent permitted by the Declaration or redeemed, repurchased or cancelled in accordance with the terms of this Declaration, such Global Preferred Security shall be returned to the Depositary for cancellation or retained and cancelled by the Property Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Preferred Security is exchanged for Definitive Preferred Securities, Preferred Securities represented by such Global Preferred Security shall be reduced and an adjustment shall be made on the books and records of the Property Trustee (if it is then the Securities Custodian for such Global Preferred Security) with respect to such Global Preferred Security, or by the Securities Custodian, to reflect such reduction.

                  (l) NO OBLIGATION OF THE PROPERTY TRUSTEE.

                           (i) The Property Trustee shall have no responsibility or obligation to any Preferred Security Beneficial Owner, a Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in the Preferred Securities or with respect to the delivery to any Participant, Preferred Security Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Preferred Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Preferred Security). The rights of Preferred Security Beneficial Owners in any Global Preferred Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Property Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary or agent thereof with respect to its Participants and any Preferred Security Beneficial Owners.

                           (ii) The Property Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Declaration or under applicable law with respect to any transfer of any interest in any Preferred Security (including any transfers between or among Depositary Participants or Preferred Security Beneficial Owners in any Global Preferred Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 9.03 DEEMED SECURITY HOLDERS. The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust, the Property Trustee, the Registrar or a co-registrar shall have actual or other notice thereof.

                  Section 9.04 NOTICES TO DEPOSITARY. Whenever a notice or other communication to the Preferred Security Holders is required under this Declaration, the Administrative Trustees shall, in the case of any Global Preferred Security, give all such notices and communications specified herein to be given to the Preferred Security Holders to the Depositary and shall have no notice obligations to the Preferred Security Beneficial Owners.

                  Section 9.05 APPOINTMENT OF SUCCESSOR DEPOSITARY. If the Depositary elects to discontinue its services as securities depositary with respect to the Preferred Securities, the Administrative Trustees may, in their sole discretion, appoint a successor Depositary with respect to such Preferred Securities.


                                    ARTICLE X

      LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

                  Section 10.01 LIABILITY. (a) Except as expressly set forth in this Declaration, the Securities Guarantee and the terms of the Securities, the Depositor shall not be:

                           (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; or

                           (ii) required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

                  (b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

                  (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                  Section 10.02 EXCULPATION. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

                  Section 10.03 FIDUCIARY DUTY. (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

                  (b) Unless otherwise expressly provided herein:

                           (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

                           (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

                  (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision

                           (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                           (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

                  Section 10.04 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, the Debenture Issuer shall indemnify and hold harmless each Indemnified Person from and against any loss, damage, liability, tax, penalty, cost, expense, action, suit or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

                  (b) To the fullest extent permitted by applicable law, expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Debenture Issuer prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Debenture Issuer of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 10.4(a). The indemnification shall survive the termination of this Declaration.

                  Section 10.05 OUTSIDE BUSINESSES. Any Covered Person, the Depositor, the Delaware Trustee and the Property Trustee (subject to Section 5.03(c)) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of the Depositor, any Covered Person, the Delaware Trustee, the Administrative Trustees or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Depositor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.


                                   ARTICLE XI

                                   ACCOUNTING

                  Section 11.01 FISCAL YEAR. The fiscal year ("FISCAL YEAR") of the Trust shall be the calendar year, or such other year as is required by the Code.

                  Section 11.02 CERTAIN ACCOUNTING MATTERS. (a) At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Administrative Trustees.

                  (b) The Depositor shall cause to be prepared and delivered to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Depositor, annual financial statements of the Depositor, including a balance sheet of the Depositor as of the end of such Fiscal Year, and the related statements of income or loss;

                  (c) The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

                  (d) The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

                  Section 11.03 BANKING. The Administrative Trustees on behalf of the Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; PROVIDED, HOWEVER, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; PROVIDED, HOWEVER, that the Property Trustee shall designate the signatories for the Property Trustee Account.

                  Section 11.04 WITHHOLDING. The Trust and the Administrative Trustees on behalf of the Trust shall comply with all withholding requirements under United States federal, state and local law. The Administrative Trustees on behalf of the Trust shall request, and the Holders shall provide to the Administrative Trustees, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Administrative Trustees on behalf of the Trust to assist it in determining the extent of, and in fulfilling the Trust's withholding obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Administrative Trustees on behalf of the Trust may reduce subsequent Distributions by the amount of such withholding.


                                   ARTICLE XII

                             AMENDMENTS AND MEETINGS

                  Section 12.01 AMENDMENTS. (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may be amended from time to time by the Depositor, the Property Trustee and the Administrative Trustees, without the consent of the Holders of the Securities,
(i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to ministerial matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or will be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; PROVIDED, HOWEVER, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Holder of Securities, and any such amendments of the Declaration shall become effective when notice thereof is given to the Holders of the Securities.

                  (b) Except as provided in (c) below, and the terms of the Securities, this Declaration may be amended by the Trustees and the Depositor with (i) the consent of Holders representing not less than a Majority in liquidation amount of the outstanding Preferred Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

                  (c) Without the consent of each Holder of Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Securities as of a specified date or (ii) restrict the right of a Holder of Securities to institute suit for the enforcement of any such payment on or after such date.

                  Section 12.02 MEETINGS OF THE HOLDERS OF SECURITIES; ACTION BY WRITTEN CONSENT. (a) Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading. Except as otherwise set forth in the terms of the Securities, the Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 25% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Administrative Trustees one or more requests in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities represented by the Certificates so specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

                  (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of
Securities:

                           (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the

         Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum aggregate liquidation amount of Securities that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Administrative Trustees may specify that any written ballot submitted to the Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

                           (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

                           (iii) each meeting of the Holders of the Securities shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

                           (iv) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Preferred Securities are then listed or trading, provide otherwise, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                  ARTICLE XIII

            REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

                  Section 13.01 REPRESENTATIONS AND WARRANTIES OF PROPERTY TRUSTEE. The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Depositor at the date of this Declaration, at the Closing Date and at each Optional Closing Date, if any, and each Successor Property Trustee represents and warrants to the Trust and the Depositor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

                  (a) The Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration.

                  (b) The execution, delivery and performance by the Property Trustee of the Declaration have been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance of the Declaration by the Property Trustee do not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Property Trustee.

                  (d) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Property Trustee, of the Declaration.

                  (e) The Property Trustee satisfies the qualifications set forth in Section 5.03 and shall not create, incur or assume or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other change or security interest upon the Debentures.

                  Section 13.02 REPRESENTATIONS AND WARRANTIES OF DELAWARE TRUSTEE. The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Depositor at the date of this Declaration, at the Closing Date and at each Optional Closing Date, if any, and each Successor Delaware Trustee represents and warrants to the Trust and the Depositor at the time of the Successor Property Trustee's acceptance of its appointment as Delaware Trustee that:

                  (a) The Delaware Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration.

                  (b) The execution, delivery and performance by the Delaware Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Delaware Trustee.

                  (d) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of the Declaration.

                  (e) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

                  (f) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Declaration.


                                   ARTICLE XIV

                               REGISTRATION RIGHTS

                  Section 14.01 REGISTRATION RIGHTS. The Holders of the Preferred Securities, the Debentures, the Preferred Securities Guarantee and the shares of Common Stock of the Depositor issuable upon conversion of the Securities are entitled to the benefits of a Registration Rights Agreement as set forth in the Purchase Agreement and the Indenture.


                                   ARTICLE XV

     REPURCHASE OF SECURITIES UPON THE FAILURE TO CONSUMMATE THE ACQUISITION

                  Section 15.01 REPURCHASE OF SECURITIES. (a) In the event that the acquisition of ACS pursuant to the Agreement and Plan of Merger by and among Depositor, ACS and A T Acquisition Corp., a Delaware corporation, dated as of December 9, 1999, is not consummated by March 31, 2000, the Property Trustee on behalf of the Trust shall offer to purchase up to 50% of the aggregate liquidation amount of each of the issued and outstanding Securities (the "OFFER TO REPURCHASE") at a purchase price equal to 102.5% of the liquidation amount of each class of the Securities, plus accrued and unpaid Distributions thereon, if any, to the date of repurchase (the "REPURCHASE PAYMENT").

                  (b) The Offer to Repurchase shall be made in compliance with all applicable laws, including, without limitation, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article XV, the Trust shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article XV by virtue thereof.

                  (c) Within 30 days following March 31, 2000, the Property Trustee on behalf of the Trust shall commence the Offer to Repurchase by mailing to each Holder of Securities a notice (the "Notice"), which shall govern the terms of the Offer to Repurchase, and shall state:

                           (i) that the Offer to Repurchase is being made pursuant to this Article XV and that up to 50% of the aggregate liquidation amount of each of the Securities will be accepted for payment, each at a purchase price equal to 102.5% of the liquidation amount of the Securities;

                           (ii) the purchase date, which shall be a Business Day no earlier than 30 days nor later than 45 days from the date the Notice is mailed (the "REPURCHASE PAYMENT DATE");

                           (iii) that any Preferred Security or Common
         Securities not tendered for payment pursuant to the Offer to Repurchase shall continue to be outstanding and accrue distributions in accordance with the terms thereof;

                           (iv) that, unless the Trust defaults in the payment of the Repurchase Payment, all Securities tendered and accepted for payment pursuant to the Offer to Repurchase shall cease to be outstanding on the Repurchase Payment Date;

                           (v) that any Holder electing to have Securities purchased pursuant to an Offer to Repurchase shall be required to surrender such Preferred Securities and Common Securities, as the case may be, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Preferred Securities and Common Securities completed, to the Paying Agent at the address specified in the Notice;

                           (vi) that a Holder whose Preferred Securities or Common Securities are being purchased only in part shall be issued new Preferred Securities or Common Securities equal in liquidation amount to the unpurchased portion of the Preferred

         Securities or Common Securities surrendered, which unpurchased portion must be equal to $50 in liquidation amount or an integral multiple thereof;

                           (vii) that if more than 50% of the aggregate liquidation amount of either the Preferred Securities or Common Securities are tendered, the Property Trustee shall repurchase the Preferred Securities or Common Securities, as the case may be, from each tendering Holder on a proportionate basis according to the number of Preferred Securities or Common Securities tendered by each Holder;

                           (viii) the instructions that Holders must follow in order to tender their Preferred Securities and Common Securities; and

                           (ix) the circumstances and relevant facts regarding the failure to consummate the acquisition of ACS.

                  (d) On the Repurchase Payment Date, the Trust shall, to the extent lawful, (i) accept for payment the Securities or portions thereof tendered pursuant to the Offer to Repurchase and not withdrawn, (ii) deposit with the Paying Agent an amount equal to the aggregate Repurchase Payment in respect of all Securities or portions thereof so tendered and not withdrawn, which amount shall have been delivered to the Trust by the Depositor pursuant to
Section 10.09 of the Indenture and (iii) deliver or cause to be delivered to the Property Trustee the Securities so accepted, together with a certificate stating that the Securities or the portions thereof tendered to the Trust and not withdrawn are accepted for payment. The Paying Agent shall promptly mail to each Holder of Preferred Securities and Common Securities so accepted payment in an amount equal to the purchase price for such Preferred Securities and Common Securities, and the Property Trustee on behalf of the Trust shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Preferred Security or Common Security, as the case may be, equal in liquidation amount to any unpurchased portion of the Preferred Securities or Common Securities surrendered, if any, PROVIDED, that each such new Preferred Security or Common Security will be in the liquidation amount of $50 or an integral multiple thereof.

                  (e) The Property Trustee on behalf of the Trust shall make a public announcement of the results of the Offer to Repurchase on or as soon as practicable after the Repurchase Payment Date. For the purposes of this Article XV, the Property Trustee shall act as the Paying Agent.

                  Section 15.02 AGREEMENT TO SELL DEBENTURES.

                  The Trust shall accept the Depositor's offer, as described in
Section 10.09 of the Indenture, to purchase the Debentures held by the Trust in an amount equal to the total price to be paid by the Trust for the Securities tendered by the Holders of the Securities to the Trust pursuant to Article XV of this Declaration. Said amount shall not exceed 50% of the aggregate liquidation amount of the Securities and the purchase price for the Debentures will equal 102.5% of the principal amount of the Debentures, plus accrued and unpaid interest thereon, if any, to the date of the repurchase of the Debentures.

                                   ARTICLE XVI

                                  MISCELLANEOUS

                  Section 16.01 NOTICES. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Administrative Trustees may give notice of to the Holders of the Securities):

                           Titan Capital Trust
                           c/o The Titan Corporation
                           3033 Science Road
                           San Diego, California 92121-1199
                           Attention:  General Counsel
                           Telecopy:  (858) 552-9759

                  (b) if given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890-0001
                           Attention: Corporate Trust Administration
                           Telecopy:  (302) 651-8882

                  (c) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the Securities):

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890-0001
                           Attention:  Corporate Trust Administration

                           Telecopy:  (302) 651-8882

                  (d) if given to the Holder of the Common Securities, at the mailing address of the Depositor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

                           The Titan Corporation
                           3033 Science Road
                           San Diego, California 92121-1199
                           Attention:  General Counsel
                           Telecopy:  (858) 552-9759

                  (e) if given to any other Holder, at the address set forth on the books and records of the Trust or the Registrar, as applicable.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  Section 16.02 GOVERNING LAW. This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust. To the fullest extent permitted by law, there shall not be applicable to the parties hereunder or this Declaration any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (A) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (B) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (C) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (D) fees or other sums payable to trustees, officers, agents, or employees of a trust, (E) the allocation of receipts and expenditures to income or principal, (F) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (G) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the trustees hereunder as set forth or referenced in this Declaration.

                  Section 16.03 INTENTION OF THE PARTIES. It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

                  Section 16.04 HEADINGS. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

                  Section 16.05 SUCCESSORS AND ASSIGNS. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Depositor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

                  Section 16.06 PARTIAL ENFORCEABILITY. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                  Section 16.07 COUNTERPARTS. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                  IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                      Deanna Hom Petersen,
                                      as Administrative Trustee

                                      ------------------------------------------

                                      Ray Guillaume,
                                      as Administrative Trustee

                                      ------------------------------------------

                                      The Titan Corporation,
                                      as Depositor and Debenture Issuer

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


                                      Wilmington Trust Company,
                                      as Delaware Trustee

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


                                      Wilmington Trust Company,
                                      as Property Trustee

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:

                                                                         ANNEX I


                                    TERMS OF
                       Remarketable Term Income Deferrable
                     Equity Securities (HIGH TIDES-SM-) and
                          HIGH TIDES Common Securities

                  Pursuant to Section 7.01 of the Amended and Restated Declaration of Trust, dated as of February 9, 2000 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration, the Indenture or Remarketing Agreement (as defined in the Declaration) or, if not defined in the Declaration, Indenture or Remarketing Agreement, as defined in the Offering Circular (as defined in the Declaration):

1.       DESIGNATION AND NUMBER.

         (a) "Preferred Securities." 5,000,000 (including 1,000,000 relating to the exercise of the full amount of the over-allotment option) Preferred Securities of the Trust with an aggregate liquidation preference with respect to the assets of the Trust of TWO HUNDRED FIFTY MILLION Dollars ($250,000,000) (including FIFTY MILLION Dollars ($50,000,000) relating to the exercise of the full amount of the over-allotment option), and a liquidation amount with respect to the assets of the Trust of $50 per Preferred Security, are hereby designated for the purposes of identification only as "Remarketable Term Income Deferrable Equity Securities (HIGH TIDES-SM-)" (the "Preferred Securities"). The Preferred Security Certificates evidencing the Preferred Securities shall be substantially in the form attached hereto as Exhibit A-1, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange or other organization on which the Preferred Securities are listed, if any.

         (b) "Common Securities." 154,640 (including 30,928 relating to the exercise of the full amount of the over-allotment option) Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of SEVEN MILLION SEVEN HUNDRED THIRTY TWO THOUSAND Dollars ($7,732,000) (including ONE MILLION FIVE HUNDRED FORTY FIX THOUSAND FOUR HUNDRED Dollars ($1,546,400) relating to the exercise of the full amount of the over-allotment option) and a liquidation amount with respect to the assets of the Trust of $50 per Common Security, are hereby designated for the purposes of identification only as "HIGH TIDES Common Securities" (the "Common Securities"). The Common Security Certificates evidencing the Common Securities shall be substantially in the form attached hereto as Exhibit A-2, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

2.       DISTRIBUTIONS.

         (a) Distributions payable on each Security will accrue at the Applicable Rate (as defined in the Indenture) applied to the stated liquidation amount of $50 per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. The Applicable Rate will be 5.75% per annum (the "Initial Rate") from the date of original issuance of the Securities to but excluding the Reset Date. From the Reset Date, the Applicable Rate will be the Term Rate established by the Remarketing Agent to be effective on the Reset Date. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Applicable Rate (to the extent permitted by applicable law). The Applicable Rate shall be subject to adjustment in the event of a Registration Default, as described in the Indenture. The term "Distributions" as used herein includes such quarterly distributions, additional distributions on quarterly distributions not paid on the applicable Distribution Date and Additional Amounts, as applicable. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of Distributions payable for any period shorter than a full quarterly Distribution period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which Distributions are payable on the Securities is not a Business Day, then payment of Distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (b) Distributions on the Securities will be cumulative, will accrue from the date of their original issuance and will be payable quarterly in arrears, on the following dates (each a "Distribution Date"), which dates correspond to the interest payment dates on the Debentures: February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2000, except as otherwise described below. The 1st day of the month immediately preceding each Distribution Date is the record date for determining which holders of Securities shall be paid the Distributions and Additional Amounts, if any, payable on such Distribution Date. If the Reset Date is prior to the record date for the immediately following Distribution Date, then Distributions and Additional Amounts, if any, accrued from and after the Reset Date to but excluding the immediately following Distribution Date shall be paid on such Distribution Date to the person in whose name each Security is registered on the relevant record date, subject to the Depositor's right to initiate a Deferral Period. If the Reset Date is on or after the record date for the immediately following Distribution Date, then (1) Distributions and Additional Amounts, if any, accrued from and after the record date to but excluding the Reset Date shall be paid on the immediately following Distribution Date to the person in whose name each Security is registered on the relevant record date and (2) Distributions and Additional

Amounts, if any, accrued from and after the Reset Date to but excluding the immediately following Distribution Date shall be paid on the second Distribution Date immediately following the Reset Date to the person in whose name each Security is registered on the relevant record date for such second Distribution Date, subject in each case to the Depositor's right to initiate a Deferral Period. So long as no Debenture Event of Default has occurred and is continuing, the Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each a "Deferral Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Applicable Rate compounded quarterly during any such Deferral Period. Prior to three Business Days before a Regular Record Date fixed for a Payment Resumption Date (as defined in the Indenture), the Depositor may further extend such Deferral Period; PROVIDED that such Deferral Period together with all such previous and further deferrals thereof may not exceed 20 consecutive quarters or extend beyond (i) the maturity (whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise) of the Debentures under the Indenture and (ii) in the case of a Deferral Period which begins prior to the Reset Date, the Reset Date. Payments of accrued Distributions will be payable to Holders by the Depositor as they appear on the books and records of the Trust on the Regular Record Date for the relevant Payment Resumption Date. Upon the termination of any Deferral Period and the payment of all amounts then due, the Depositor may commence a new Deferral Period, subject to the above requirements.

         (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates. The relevant record dates shall be on the 1st day of the month immediately preceding each relevant payment date, except as otherwise described in this Annex I to the Declaration. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of Preferred Securities being held in book-entry form through The Depository Trust Company (the "Depositary"), or any successor Depositary appointed pursuant to the Declaration, will be made as described under the heading "Description of HIGH TIDES-Depositary Procedures" in the Offering Circular. The relevant record dates for the Common Securities shall be the same record dates as for the Preferred Securities. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Depositor having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (d) In the event of an election by the Holder to convert its Securities through the Conversion Agent into Common Stock pursuant to the terms of the Securities as forth in this Annex I to the Declaration, no payment, allowance or adjustment shall be made with respect to accumulated and unpaid Distributions on such Securities, or be required to be made; PROVIDED that Holders of Securities at the close of business on any record date who convert their Securities after such record date and on or prior to the corresponding payment date will be entitled to receive the Distributions payable on such Securities on the corresponding payment date notwithstanding the conversion of such Securities into Common Stock following such record date.

         (e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

3.       LIQUIDATION DISTRIBUTION UPON DISSOLUTION.

         In the event of any voluntary or involuntary dissolution of the Trust, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the Holders of the Securities a Like Amount of Debentures, unless such Distribution would not be practical, in which event such Holders will be entitled to receive out of the assets of the Trust available for Distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis in accordance with paragraph 9. The Holder of the Common Securities will be entitled to receive Distributions upon any such liquidation Pro Rata with the Holders of the Preferred Securities, except as provided in paragraph 10.

4.       REDEMPTION AND DISTRIBUTION.

         (a) Upon the repayment or payment of the Debentures in whole or in part, whether at maturity or upon redemption or otherwise (other than following any distribution of the Debentures to the Holders), the proceeds from such repayment or redemption shall be simultaneously applied to redeem, on a Pro Rata basis, a Like Amount of Securities, on the Redemption Date, in an amount per Security equal to the applicable Redemption Price, payable in cash, which Redemption Price will be equal to (i) the liquidation amount of each of the Securities plus any accrued and unpaid Distributions thereon (A) in the case of the repayment of the Debentures at stated maturity, or (B) in the case of a redemption of the Debentures in certain limited circumstances set forth in the Indenture upon the occurrence of a Tax Event, or (ii) (A) in the case of an Optional Redemption after February 20, 2003 until but excluding the Tender Notification Date, the Initial Redemption Price; (B) in the case of an Optional Redemption on or after the Reset Date (except in the event of a Failed Final Remarketing), in accordance with the Term Call Protections or (C) in the case of an Optional Redemption after a Failed Final Remarketing, 100% of the then outstanding aggregate principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon.

         (b) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Preferred Securities will be redeemed Pro Rata and the Preferred Securities to be redeemed will be as described in Paragraph 4(f)(ii) below.

         (c) The Depositor, as the Holder of the outstanding Common Securities, shall have the right at any time (including, without limitation, upon the occurrence of a Tax Event or Investment Company Act Event) to dissolve the Trust and, after satisfaction of the creditors of the Trust, cause a Like Amount of the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust, PROVIDED that neither the Depositor nor the Administrative Trustees may cause the dissolution of the Trust during the period beginning on the Business Day following the Tender Notification Date and ending on the Reset Date (other than upon the occurrence of a Tax Event or an Investment Company Event), and provided further that the Administrative Trustees shall have received a No Recognition Opinion (as defined below) prior to the dissolution of the Trust.

         (d) If, at any time, a Tax Event shall occur and be continuing the Depositor shall cause the Trustees to dissolve the Trust and, after satisfaction of the creditors of the Trust, cause a Like Amount of Debentures to be distributed to the Holders of the Securities in liquidation of the Trust within 90 days following the occurrence of such Tax Event; PROVIDED, HOWEVER, that such dissolution, liquidation and distribution shall be conditioned on (i) the Trustees' receipt of an opinion of a nationally recognized independent tax counsel (reasonably acceptable to the Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the Holders of the Preferred Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Debentures, and (ii) the Depositor being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Depositor, will have no adverse effect on the Trust, the Depositor or the Holders of the Preferred Securities and will involve no material cost ("Ministerial Action").

         If (i) the Depositor has received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel (reasonably acceptable to the Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Depositor would be precluded from deducting the interest on the Debentures for United States federal income tax purposes, even after the Debentures were distributed to the Holders of Securities upon liquidation of the Trust as described in this paragraph 4(d), or (ii) the Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Depositor shall have the right, upon not less than 30 nor more than 60 days' notice, and within 90 days following the occurrence and continuation of such Tax Event, to redeem the Debentures in whole, but not in part, for cash, for the principal amount plus accrued and unpaid interest thereon and, following such redemption, all the Securities will be redeemed by the Trust at the liquidation amount of $50 per Security plus accrued and unpaid Distributions thereon; PROVIDED, HOWEVER, that, if at the time there is available to the Depositor or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some Ministerial Action, the Trust or the Depositor will pursue such Ministerial Action in lieu of redemption.

         In lieu of the foregoing options, the Depositor shall also have the option of causing the Securities to remain outstanding and pay Additional Amounts on the Debentures.

         "Tax Event" means that the Property Trustee shall have received an opinion of a nationally recognized independent tax counsel to the Depositor (reasonably acceptable to the Trustees) experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change (which shall not include a proposed change), PROVIDED that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the Debentures or the issue date of the Preferred Securities issued by the Trust, there is more than an insubstantial risk that (a) if the Debentures are held by the Property Trustee, (x) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the Debentures or subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges as determined by such counsel, or (y) any portion of interest payable by the Depositor to the Trust (or OID accruing) on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Depositor in whole or in part for United States federal income tax purposes or (b) with respect to Debentures which are no longer held by the Property Trustee, any portion of interest payable by the Depositor (or OID accruing) on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Depositor in whole or in part for United States federal income tax purposes.

         If an Investment Company Event (as hereinafter defined) shall occur and be continuing, the Depositor shall cause the Trustees to dissolve the Trust and, after satisfaction to creditors of the Trust, cause a Like Amount of the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust within 90 days following the occurrence of such Investment Company Event.

         "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), to the effect that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of the Offering Circular.

         After the date fixed for any distribution of Debentures: (i) the Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee (or any successor Depositary or its nominee), as record Holder of Preferred Securities represented by global certificates, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing Securities, except for certificates representing Preferred Securities held by the Depositary or its nominee (or any successor Depositary or its nominee), will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities, with accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities until such certificates are presented to the Depositor or its agent for cancellation, whereupon the Depositor or its agent will issue to the Holder of such Securities, and the Debenture Trustee will authenticate, a certificate representing such Debentures.

         (e) The Securities will not be redeemed unless all accrued and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods terminating on or before the date of redemption.

         (f) Redemption, Distribution and Remarketing Procedures.

                           (i) Holders will be given not less than 20 nor more than 60 days notice of an Optional Redemption. Holders will be given at least 30 days but not more than 60 days notice of a redemption pursuant to paragraph 4(d). Notice of distribution of Debentures in exchange for the Securities will be given by the Administrative Trustees on behalf of the Trust by mail to each Holder of Securities to be exchanged not fewer than 30 nor more than 60 days before the date fixed for exchange thereof. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph 4(f)(i) (other than notices in connection with a Remarketing, the terms of which shall be governed by the Remarketing Agreement), a redemption or distribution notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each redemption or distribution notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the redemption or distribution notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

                           (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Securities, it being understood that, in respect of Preferred Securities registered in the name of and held of record by the Depositary (or any successor Depositary) or any nominee, the distribution of the proceeds of such redemption will be made to each Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.

                           (iii) If Securities are to be redeemed and the Administrative Trustees on behalf of the Trust gives a redemption or distribution notice, which notice may only be issued if the Debentures are redeemed as set out in this paragraph 4 (which notice will be irrevocable), then (A) with respect to Preferred Securities held in book-entry form, by 10:00 a.m., New York City time, on the Redemption Date, to the extent funds are available, with respect to Preferred Securities held in global form, the Property Trustee will deposit irrevocably with the Depositary (or successor Depositary) funds sufficient to pay the amount payable on redemption with respect to such Preferred Securities and will give the Depositary irrevocable instructions and authority to pay the amount payable on redemption to the Holders of such Preferred Securities, and (B) with respect to Preferred Securities issued in certificated form and Common Securities, to the extent funds are available, the Property Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the amount payable on redemption to the Holders of such Securities and will give the Paying Agent irrevocable instructions and authority to pay the amount payable on redemption to the Holders thereof upon surrender of their certificates. If a redemption or distribution notice shall have been given and funds deposited as required, then on the date of such deposit, all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities will cease to be outstanding. Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Trust or by the Depositor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accrue at the then Applicable Rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

                           (iv) Redemption and/or distribution notices, as applicable, shall be sent by the Administrative Trustees on behalf of the Trust to (A) in the case of Preferred Securities held in book-entry form, the Depositary and, in the case of Preferred Securities held in certificated form, the Holders of such certificates and (B) in respect of the Common Securities, the Holder thereof.

                           (v) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Depositor or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement; PROVIDED that neither the Depositor nor any of its Affiliates may purchase Preferred Securities on the Reset Date or submit orders in the Remarketing.

5.       CONVERSION RIGHTS.

         The Holders of Securities shall have the right at any time prior to 5:00 p.m., New York City time, on the Tender Notification Date and, in the event of a Convertible Remarketing or a Failed Final Remarketing, from and after the Reset Date to and including February 15, 2030 (except that Securities called for redemption by the Depositor will be convertible at any time prior to 5:00 p.m., New York City time on any Redemption Date), at their option, to cause the Conversion Agent to convert Securities, on behalf of the converting Holders, into shares of Common Stock (as defined in the Indenture) in the manner described herein on and subject to the following terms and conditions:

         (a) The Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock pursuant to the Holder's direction to the Conversion Agent to exchange such Securities for a portion of the Debentures theretofore held by the Trust on the basis of one Security per $50 principal amount of Debentures, and immediately convert such amount of Debentures into fully paid and nonassessable shares of Common Stock on or prior to the Tender Notification Date, into 1.0076 shares of Common Stock per $50 principal amount of Debentures (which is equivalent to a conversion price of $49.625 per share of Common Stock, subject to certain adjustments set forth in the Indenture (as so adjusted, "Initial Conversion Price")). On and after the Reset Date, the Securities may, at the option of the Trust and subject to the results of the Remarketing, become nonconvertible or convertible into a different number of shares of Common Stock.

         (b) In order to convert Securities into Common Stock the Holder shall submit to the Conversion Agent at the office referred to above an irrevocable request to convert Securities on behalf of such Holder (the "Conversion Request"), together, if the Securities are in certificated form, with such certificates. The Holder must furnish appropriate endorsements or transfer documents, if required by the Conversion Agent, and pay any transfer or similar tax, if required. The Trust shall not cause the conversion of any Debentures except pursuant to such a Conversion Request. The Conversion Request shall (i) set forth the number of Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock should be issued and
(ii) direct the Conversion Agent (a) to exchange such Securities for a portion of the Debentures held by the Trust (at the rate of exchange specified in the preceding paragraph) and (b) to immediately convert such Debentures on behalf of such Holder, into Common Stock (at the conversion rate specified in the preceding paragraph). The Conversion Agent shall notify the Property Trustee of the Holder's election to exchange Securities for a portion of the Debentures held by the Trust and the Property Trustee shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this Section 5. The Conversion Agent shall thereupon notify the Depositor of the Holder's election to convert such Debentures into shares of Common Stock. Holders of Securities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such Securities on the corresponding Distribution payment date notwithstanding the conversion of such Securities following such record date but prior to such distribution payment date. Except as provided above, neither the Trust nor the Depositor will make, or be required to make, any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Distributions accrued on the Securities, whether or not in arrears, (including any Additional Amounts accrued thereon) surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Common Stock issued upon such conversion, except to the extent that such shares are held of record on the record date for any such distributions. Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Securities is received by the Trust in accordance with the foregoing provision (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock issuable upon conversion of the Debentures shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Depositor shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the Conversion Request and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

         (c) In effecting the conversion and transactions described in this
Section 5, the Conversion Agent shall be acting as agent of the Holders of Securities directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Securities from time to time for Debentures held by the Trust in connection with the conversion of such Securities in accordance with this Section 5 and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

         (d) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by the Depositor to the Trust, which in turn will make such payment to the Holder or Holders of Securities so converted.

         (e) The Depositor shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Debentures, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Debentures then outstanding. Notwithstanding the foregoing, the Depositor shall be entitled to deliver upon conversion of Debentures, shares of Common Stock reacquired and held in the treasury of the Depositor (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Property Trustee shall deliver the shares of Common Stock received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Debentures that are at the time applicable), in order to enable the Depositor to lawfully issue Common Stock to the Trust upon conversion of the Debentures and the Trust to lawfully deliver the Common Stock to each Holder upon conversion of the Securities.

         (f) The Depositor will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures and the delivery of the shares of Common Stock by the Trust upon conversion of the Securities. The Depositor shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Trust the amount of any such tax, or has established to the satisfaction of the Trust that such tax has been paid.

         (g) Nothing in the preceding Paragraph (f) shall limit the requirement of the Trust to withhold taxes pursuant to the terms of the Securities set forth in this Annex I to the Declaration or in the Declaration itself or otherwise require the Property Trustee or the Trust to pay any amounts on account of such withholdings.

6.       VOTING RIGHTS - PREFERRED SECURITIES.

         (a) Except as provided under paragraphs 6(b) and 8, as otherwise required by law, the Declaration and the Indenture, the Holders of the Preferred Securities will have no voting rights.

         (b) In addition to the rights of the Holders of the Preferred Securities with respect to the enforcement of payment of principal and interest on the Debentures set forth herein, in the Declaration or in the Indenture, if
(i) a Debenture Event of Default occurs and is continuing or (ii) the Depositor defaults under the Preferred Securities Guarantee (each of (i) and (ii) being an "Appointment Event"), then the Holders of the Preferred Securities, acting as a single class, will be entitled by the vote of a Majority in liquidation amount of the Preferred Securities to appoint a Special Trustee in accordance with
Section 5.06(a)(ii)(B) of the Declaration. Any Holder of Preferred Securities (other than the Depositor or any of its Affiliates) will be entitled to nominate any Person to be appointed as Special Trustee. Not later than 30 days after such right to appoint a Special Trustee arises, the Trustees will convene a meeting for the purpose of appointing a Special Trustee. If the Trustees fail to convene such meeting within such 30-day period, the Holders of not less than 10% in aggregate liquidation amount of the Preferred Securities will be entitled to convene such meeting in accordance with Section 12.02 of the Declaration. The record date for such meeting will be the close of business on the Business Day that is one Business Day before the day on which notice of the meeting is sent to the Holders. The provisions of the Declaration relating to the convening and conduct of the meetings of the Holders will apply with respect to any such meeting.

         Any Special Trustee so appointed shall cease to be a Special Trustee if the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. A Special Trustee may be removed without cause at any time by vote of the Holders of a Majority in liquidation amount of the Preferred Securities at a meeting of the Holders of the Preferred Securities in accordance with Section 5.06(ii)(B) of the Declaration. The Holders of 10% in liquidation amount of the Preferred Securities will be entitled to convene such a meeting in accordance with Section
12.02 of the Declaration. The record date for such meeting will be the close of business on the Business Day which is one

Business Day before the day on which the notice of meeting is sent to Holders. Notwithstanding the appointment of a Special Trustee, the Depositor shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period on the Debentures.

         Subject to the requirements set forth in this paragraph and as long as the Debentures are held by the Trust, the Holders of a majority in liquidation amount of the outstanding Preferred Securities, voting separately as a class may, and the Trustees shall not, without obtaining the prior approval of the Holders of a Majority in aggregate liquidation amount of all Preferred Securities (i) direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee under the Indenture, or executing any trust or power conferred upon the Property Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 5.13 of the Indenture or otherwise, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, PROVIDED, HOWEVER, that, where a consent under the Indenture would require the consent or act of the Holders of greater than a majority in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the direction of the Holders of at least the proportion in liquidation preference of the Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Property Trustee shall not, and none of the other Trustees shall in any event, revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Preferred Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the Redemption Date), then a Holder of Preferred Securities may directly institute a proceeding, subject to the terms of the Indenture (including the subordination provisions set forth in Article XII thereof), for enforcement of payment to such Holder (a "Direct Action") of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder on or after the respective due date specified in the Debentures. In connection with such Direct Action, the Holders of the Common Securities will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Depositor to such Holder of Preferred Securities in such Direct Action. In addition, if the Property Trustee fails to enforce its rights under the

Debentures (other than rights arising from an Event of Default described in the immediately preceding sentence) after any Holder of Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such Holder of Preferred Securities may, to the fullest extent permitted by law, institute a Direct Action to enforce the rights of the Property Trustee or any other Person. Except as provided in this paragraph, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

         Any approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent without prior notice. The Administrative Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

         No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel or remarket the Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

         Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Depositor, the Trustees or any Affiliate of the Depositor or the Trustees shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which the Property Trustee knows are so owned shall be so disregarded.

7.       VOTING RIGHTS - COMMON SECURITIES.

         (a) Except as provided under paragraphs 7(b), (c) and 8, in the Business Trust Act and as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

         (b) The Holders of the Common Securities are entitled, in accordance with Article V of the Declaration, to vote to appoint, remove or replace any Trustee, subject to the exclusive right of the Holders of the Preferred Securities to appoint, remove or replace a Special Trustee and unless a Debenture Event of Default shall have occurred and be continuing, in which event the Property Trustee and the Delaware Trustee may only be removed by the Holders of a Majority in liquidation amount of the Preferred Securities, voting as a class at a meeting of the Holders of the Preferred Securities; and

         (c) Subject to Section 2.06 of the Declaration and only after the Event of Default with respect to the Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 5.13 of the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, PROVIDED that, where a consent or action under the Indenture would require the consent or act of the Holders of greater than a majority in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Pursuant to this paragraph 7(c), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes. If the Property Trustee fails to enforce its rights, as holder of the Debentures, under the Indenture, any Holder of Common Securities may, after a period of 30 days has elapsed from such Holder's written request to the Property Trustee to enforce such rights and to the fullest extent permitted by law, institute a legal proceeding directly against the Depositor, to enforce the Property Trustee's rights, as holder of the Debentures, under the Indenture, without first instituting any legal proceeding against the Property Trustee or any other Person.

         Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent without prior notice. The Administrative Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote and (iii) instructions for the delivery of proxies.

         No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

8.       AMENDMENTS TO DECLARATION AND INDENTURE.

         (a) In addition to any requirements under Section 12.01 of the Declaration, if any proposed amendment to the Declaration provides for, or the Administrative Trustees other wise propose to effect, (i) any action that would adversely affect the powers, preferences or rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than as described in Section 8.01 of the Declaration, then the Holders of outstanding Securities will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities, voting together as a single class, PROVIDED, HOWEVER, that, the rights of Holders of Preferred Securities under Article V of the Declaration to appoint, remove or replace a Special Trustee shall not be amended without the consent of each Holder of Preferred Securities; and PROVIDED FURTHER that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a Majority in liquidation amount of such class of Securities.

         (b) In the event the consent of the Property Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Property Trustee shall request the direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by at least the same proportion in aggregate stated liquidation preference of the Securities; PROVIDED, HOWEVER, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this paragraph 8(b) unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

9.       PRO RATA.

         A reference in these terms of the Securities to any payment, Distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, on any Distribution Date or Redemption Date an Event of Default under the Declaration has occurred and is continuing, in which case no payment of any Distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Preferred Securities, the full amount of such amount in respect of all outstanding Preferred Securities then called for redemption shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the amount payable upon redemption of Preferred Securities then due and payable.

10.      RANKING.

         The Preferred Securities rank PARI PASSU and payment thereon shall be made Pro Rata with the Common Securities except that, where a Debenture Event of Default occurs and is continuing in respect of the Debentures held by the Property Trustee, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Preferred Securities.

11.      ACCEPTANCE OF SECURITIES GUARANTEE AND INDENTURE.

         Each Holder of Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee and the Common Securities Guarantee, respectively, including the subordination provisions therein, and to the provisions of the Indenture including the subordination provisions therein, which are each incorporated by reference herein and which include, among other things, provisions relating to certain rights of the Holders of the Preferred Securities all as set forth therein.

12.      NO PREEMPTIVE RIGHTS.

         The Holders of the Securities shall have no preemptive or similar rights to subscribe for any additional securities.

13.      MISCELLANEOUS.

         These terms constitute a part of the Declaration.

         The Depositor will provide a copy of the Declaration, the Preferred Securities Guarantee or the Common Securities Guarantee, as may be appropriate, and the Indenture to a Holder without charge on written request to the Depositor at its principal place of business.

                                                                     EXHIBIT A-1


                                     FORM OF

                               PREFERRED SECURITY

                           [FORM OF FACE OF SECURITY]


                  [Include the following Restricted Securities Legend on all Restricted Preferred Securities, including Global Preferred Securities, unless otherwise determined by the Depositor in accordance with applicable law -- THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND ANY CONVERTIBLE SENIOR SUBORDINATED DEBENTURES ISSUED UPON EXCHANGE FOR THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.


                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) THIS SECURITY AND ANY CONVERTIBLE SENIOR SUBORDINATED DEBENTURES ISSUABLE UPON EXCHANGE THEREFOR AND COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

                                      A-1-1

                  [Include if Preferred Security is in global form and The Depository Trust Company is the Depositary -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  [Include if Preferred Security is in global form -- TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.]


                                      A-1-2

Certificate Number
                                                  Number of Preferred Securities
                                                   Aggregate Liquidation Value $

                                                   CUSIP NO.
                                                             ----------

                              Preferred Securities
                                       of
                               Titan Capital Trust

     Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)-SM-*
                     (liquidation amount $50 per HIGH TIDE)


                  Titan Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________________ (the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)-SM-*(liquidation amount $50 per HIGH TIDE) (the "Preferred Securities"). Subject to the restrictions set forth in the Declaration (as defined below), the Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of February 9, 2000, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Depositor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                  Reference is hereby made to select provisions of the Preferred Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

---------------------
         * The terms Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)-SM- and HIGH TIDES-SM- are registered servicemarks of Credit Suisse First Boston Corporation.


                                      A-1-3

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

                  Unless the Property Trustee's Certificate of Authentication hereon has been properly executed, these Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.


                                      A-1-4

                  IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of February, 2000.

                               Titan Capital Trust


                               By:
                                    ------------------------
                                    Name:
                                    Title:  Administrative Trustee




                            [CONTINUED ON NEXT PAGE]


                                      A-1-5

         PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within-mentioned Declaration.

         Dated:  February 9, 2000


Wilmington Trust Company,
as Property Trustee


By:
    -----------------------
    Authorized Signatory


                                      A-1-6

                          [FORM OF REVERSE OF SECURITY]

                  Distributions payable on each Preferred Security will accrue at the Applicable Rate applied to the stated liquidation amount of $50 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. The Applicable Rate will be 5.75% per annum (the "Initial Rate") from the date of original issuance of the Securities to but excluding the Reset Date, and the Term Rate from the Reset Date and thereafter. The Term Rate will be the rate established by the Remarketing Agent to be effective on the Reset Date. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Applicable Rate (to the extent permitted by applicable law). The Applicable Rate shall be subject to adjustment in the event of a Registration Default, as described in the Indenture. The term "Distributions" as used herein includes quarterly distributions, additional distributions on quarterly distributions not paid on the applicable Distribution Date and Additional Amounts, as applicable. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

                  Except as otherwise described below, Distributions on the Preferred Securities will be cumulative, will accrue from the date of their original issuance and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (except as provided below), commencing on May 15, 2000, to Holders of record at the close of business on the 1st day of the month immediately preceding the applicable payment date, which payment dates shall correspond to the interest payment dates on the Debentures. The Reset Date is any date (1) not later than February 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day), and (2) not earlier than 70 Business Days prior to February 15, 2005, as may be determined by the Remarketing Agent, in its sole discretion. The 1st day of the month immediately preceding each Distribution Date is the record date for determining which holders of Preferred Securities shall be paid the Distributions and Additional Amounts, if any, payable on such Distribution Date. If the Reset Date is prior to the record date for the immediately following Distribution Date, then Distributions and Additional Amounts, if any, accrued from and after the Reset Date to but excluding the immediately following Distribution Date shall be paid on such Distribution Date to the person in whose name each Preferred Security is registered on the relevant record date, subject to the Depositor's right to initiate a Deferral Period (as defined below). If the Reset Date is on or after the record date for the immediately following Distribution Date, then (1) Distributions and Additional Amounts, if any, accrued from and after the record date to but excluding the Reset Date shall be paid on the immediately following Distribution Date to the person in whose name each Preferred Security is registered on the relevant record date and (2) Distributions


                                      A-1-7
and Additional Amounts, if any, accrued from and after the Reset Date to but excluding the immediately following Distribution Date shall be paid on the second Distribution Date immediately following the Reset Date to the person in whose name each Preferred Security is registered on the relevant record date for such second Distribution Date, subject in each case to the Depositor's right to initiate a Deferral Period. So long as no Debenture Event of Default has occurred and is continuing, the Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each a "Deferral Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Applicable Rate compounded quarterly during any such Deferral Period. Prior to three Business Days before a Regular Record Date fixed for a Payment Resumption Date, the Depositor may further extend such Deferral Period; PROVIDED that such Deferral Period together with all such previous and further deferrals thereof may not exceed 20 consecutive quarters or extend beyond (i) the maturity (whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise) of the Debentures under the Indenture and (ii) in the case of a Deferral Period which begins prior to the Reset Date, the Reset Date. Payments of accrued Distributions will be payable to Holders by the Depositor as they appear on the books and records of the Trust on the Regular Record Date for the relevant Payment Resumption Date. Upon the termination of any Deferral Period and the payment of all amounts then due, the Depositor may commence a new Deferral Period, subject to the above requirements.

                  The Preferred Securities shall be redeemable as provided in the Declaration.

                  The Preferred Securities shall be convertible into shares of Common Stock, through (i) the exchange of Preferred Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock, in the manner and according to the terms set forth in the Declaration.


                                      A-1-8

                               CONVERSION REQUEST


To:      Wilmington Trust Company,
          as Property Trustee of
          Titan Capital Trust


                  The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Common Stock (as such term is defined in the Indenture, dated February 9, 2000, between The Titan Corporation and Wilmington Trust Company, as Debenture Trustee) of The Titan Corporation in accordance with the terms of the Amended and Restated Declaration of Trust (as amended from time to time, the "Declaration"), dated as of February 9, 2000, by Deanna Hom Petersen and Ray Guillaume, as Administrative Trustees, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Property Trustee, The Titan Corporation, as Depositor, and by the Holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into Common Stock (at the conversion rate specified in the terms of the Securities set forth as Annex I to the Declaration).

                  The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Any holder, upon the exercise of its conversion rights in accordance with the terms of the Declaration and the Preferred Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Preferred Securities and agrees to appoint the Conversion Agent for the purpose of effecting the conversion of the Preferred Securities into shares of Common Stock.


                                      A-1-9

Date:             ,
      ------------  ----
                                    in whole    in part
                                             ---        --

                                    Number of Preferred Securities to be
                                    converted:

                                    ------------------------

                                    If a name or names other than the
                                    undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons

                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------


                                    --------------------------------------------
                                    Signature (for conversion only)

                                    Please Print or Typewrite Name and Address,
                                    Including Zip Code, and Social Security or
                                    Other Identifying Number

                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    Signature Guarantee:**
                                                          ----------------------

------------------------

         ** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                     A-1-10

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
      -----------------------

Signature:
           ------------------

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)
Signature Guarantee:***


--------------------------
         *** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                     A-1-11

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF RESTRICTED PREFERRED SECURITIES

This certificate relates to _____________ Preferred Securities held in (check applicable space) ____ book-entry or ____ definitive form by the undersigned.

(A) The undersigned (check one box below):

         (1)      / /               has requested the Property Trustee
                                    by written order to deliver in
                                    exchange for its beneficial interest
                                    in the Global Preferred
                                    Security held by the Depositary a
                                    Preferred Security or Preferred
                                    Securities in definitive,
                                    registered form in such number
                                    equal to its beneficial interest in
                                    such Global Preferred Security
                                    (or the number thereof indicated
                                    above); or

         (2)      / /               has requested the Property Trustee
                                    by written order to exchange
                                    its Preferred Security in definitive
                                    registered form for an interest
                                    in the Global Preferred Security
                                    held by the Depositary in such
                                    number equal to number of Preferred
                                    Securities in definitive
                                    registered form so held; or

         (3)      / /               has requested the Property Trustee
                                    by written order to exchange
                                    or register the transfer of a
                                    Preferred Security or Preferred Securities.

(B) The undersigned confirms that such Securities are being (check one box below):

         (1)      / /               acquired for the undersigned's own
                                    account, without transfer
                                    (in satisfaction of Section
                                    9.02(d)(ii)(A) of the Declaration); or

         (2)      / /               transferred pursuant to and in compliance
                                    with Rule 144A under the Securities Act of 1933; or

         (3)      / /               transferred pursuant to and in
                                    compliance with Regulation S
                                    under the Securities Act of 1933; or

         (4)      / /               transferred pursuant to another
                                    available exemption from the
                                    registration requirements of the
                                    Securities Act of 1933; or

         (5)      / /               transferred pursuant to an effective
                                    registration statement under
                                    the Securities Act.


Unless one of the boxes in (B) above is checked, the Property Trustee will refuse to register any of the Preferred Securities evidenced by this certificate in the name of any person other


                                     A-1-12
than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Property Trustee may require, prior to registering any such transfer of the Preferred Securities such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                       -----------------------------------------
                                       Signature

                                       Signature Guarantee:****


                                       -----------------------------------------
                                       Signature must be guaranteed Signature


                                       -----------------------------------------
                                       Signature


-----------------------

         **** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                     A-1-13

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing these Preferred Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                                             -------------------

NOTICE: To be executed by an executive  officer


                                     A-1-14

                       OPTION OF HOLDER TO ELECT PURCHASE

To:      Wilmington Trust Company,
          as Property Trustee of
          Titan Capital Trust


                  The undersigned owner of these Securities hereby elects to have all or any part of these Securities purchased by the Trust pursuant to
Article XV of the Amended and Restated Declaration of Trust (as amended from time to time, the "Declaration"), dated as of February 9, 2000, by Deanna Hom Petersen and Ray Guillaume, as Administrative Trustees, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Property Trustee, The Titan Corporation, as Depositor, and by the Holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Declaration. Pursuant to Article XV of the Declaration, the undersigned owner of these Securities hereby states the amount he or she elects to have purchased:


$
 -------------------

Date:
      --------------

Signature:
           ------------------

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)
Signature Guarantee:*****




--------------------------
         ***** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                     A-1-15

                                                                     EXHIBIT A-2

                                     FORM OF
                                 COMMON SECURITY

                           [FORM OF FACE OF SECURITY]

         [THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT.]

         [OTHER THAN AS PROVIDED IN THE DECLARATION (AS DEFINED HEREIN), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A RELATED PARTY (AS DEFINED IN THE DECLARATION) OF THE TITAN CORPORATION]

Certificate Number                                   Number of Common Securities

                                Common Securities
                                       of
                               Titan Capital Trust

                          HIGH TIDES Common Securities
             (liquidation amount $50 per HIGH TIDES Common Security)

                  Titan Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________________________________________ (the "Holder") is the registered owner of common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the HIGH TIDES Common Securities (liquidation amount $50 per Remarketable Common Security) (the "Common Securities"). Subject to the restrictions set forth in the Declaration (as defined below), the Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of February 9, 2000, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Depositor will provide a copy of the Declaration, the


                                      A-2-1

Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                  Reference is hereby made to select provisions of the Common Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.


                                      A-2-2

                  IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of February, 2000.

                               Titan Capital Trust


                               By:
                                    ----------------------------
                                    Name:
                                    Title:  Administrative Trustee


                                      A-2-3

                          [FORM OF REVERSE OF SECURITY]

                  Distributions payable on each Common Security will accrue at the Applicable Rate applied to the stated liquidation amount of $50 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. The Applicable Rate will be 5.75% per annum (the "Initial Rate") from the date of original issuance of the Securities to but excluding the Reset Date, and the Term Rate from the Reset Date and thereafter. The Term Rate will be the rate established by the Remarketing Agent to be effective on the Reset Date. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Applicable Rate (to the extent permitted by applicable law). The Applicable Rate shall be subject to adjustment in the event of a Registration Default, as described in the Indenture. The term "Distributions" as used herein includes quarterly distributions, additional distributions on quarterly distributions not paid on the applicable Distribution Date and Additional Amounts, as applicable. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

                  Except as otherwise described below, Distributions on the Common Securities will be cumulative, will accrue from the date of their original issuance and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (except as provided below), commencing on May 15, 2000, to Holders of record at the close of business on the 1st day of the month immediately preceding the applicable payment date, which payment dates shall correspond to the interest payment dates on the Debentures. The Reset Date is any date (1) not later than February 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day), and (2) not earlier than 70 Business Days prior to February 15, 2005, as may be determined by the Remarketing Agent, in its sole discretion. The 1st day of the month immediately preceding each Distribution Date is the record date for determining which holders of Common Securities shall be paid the Distributions and Additional Amounts, if any, payable on such Distribution Date. If the Reset Date is prior to the record date for the immediately following Distribution Date, then Distributions and Additional Amounts, if any, accrued from and after the Reset Date to but excluding the immediately following Distribution Date shall be paid on such Distribution Date to the person in whose name each Common Security is registered on the relevant record date, subject to the Depositor's right to initiate a Deferral Period (as defined below). If the Reset Date is on or after the record date for the immediately following Distribution Date, then (1) Distributions and Additional Amounts, if any, accrued from and after the record date to but excluding the Reset Date shall be paid on the immediately following Distribution Date to the person in whose name each Common Security is registered on the relevant record date and (2) Distributions


                                      A-2-4
and Additional Amounts, if any, accrued from and after the Reset Date to but excluding the immediately following Distribution Date shall be paid on the second Distribution Date immediately following the Reset Date to the person in whose name each Common Security is registered on the relevant record date for such second Distribution Date, subject in each case to the Depositor's right to initiate a Deferral Period. So long as no Debenture Event of Default has occurred and is continuing, the Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each a "Deferral Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Applicable Rate compounded quarterly during any such Deferral Period. Prior to three Business Days before a Regular Record Date fixed for a Payment Resumption Date, the Depositor may further extend such Deferral Period; PROVIDED that such Deferral Period together with all such previous and further deferrals thereof may not exceed 20 consecutive quarters or extend beyond (i) the maturity (whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise) of the Debentures under the Indenture and (ii) in the case of a Deferral Period which begins prior to the Reset Date, the Reset Date. Payments of accrued Distributions will be payable to Holders by the Depositor as they appear on the books and records of the Trust on the Regular Record Date for the relevant Payment Resumption Date. Upon the termination of any Deferral Period and the payment of all amounts then due, the Depositor may commence a new Deferral Period, subject to the above requirements.

                  The Common Securities shall be redeemable as provided in the Declaration.

                  The Common Securities shall be convertible into shares of Common Stock, through (i) the exchange of Common Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock, in the manner and according to the terms set forth in the Declaration.


                                      A-2-5

                               CONVERSION REQUEST


To:      Wilmington Trust Company,
          as Property Trustee of
          Titan Capital Trust


                  The undersigned owner of these Common Securities hereby irrevocably exercises the option to convert these Common Securities, or the portion below designated, into Common Stock (as such term is defined in the Indenture, dated February 9, 2000, between The Titan Corporation and Wilmington Trust Company, as Debenture Trustee) of The Titan Corporation in accordance with the terms of the Amended and Restated Declaration of Trust (as amended from time to time, the "Declaration"), dated as of February 9, 2000, by Deanna Hom Petersen and Ray Guillaume, as Administrative Trustees, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Property Trustee, The Titan Corporation, as Depositor, and by the Holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Common Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Common Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into Common Stock (at the conversion rate specified in the terms of the Securities set forth as Annex I to the Declaration).

                  The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Any holder, upon the exercise of its conversion rights in accordance with the terms of the Declaration and the Common Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Common Securities and agrees to appoint the Conversion Agent for the purpose of effecting the conversion of the Common Securities into shares of Common Stock.


                                      A-2-6

Date:             ,
      ------------  ----

                                    in whole            in part
                                             ----              --

                                    Number of Common Securities to be converted:

                                    ----------------------


                                    If a name or names other than the
                                    undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons

                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------


                                    --------------------------------------------
                                    Signature (for conversion only)

                                    Please Print or Typewrite Name and Address,
                                    Including Zip Code, and Social Security or
                                    Other Identifying Number

                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    Signature Guarantee:******
                                                               -----------------

----------------------------
         ****** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                      A-2-7

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints_______________________________________________________
_______________________________________________________________________________
____________________________________ agent to transfer this Common Security
Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
      -----------------------

Signature:
           ------------------

(Sign exactly as your name appears on the other side of this Common Security Certificate)
Signature Guarantee*******:
                           -----------------------------------------------------


---------------------------
         ******* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                      A-2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

To:      Wilmington Trust Company,
          as Property Trustee of
          Titan Capital Trust


                  The undersigned owner of these Securities hereby elects to have all or any part of these Securities purchased by the Trust pursuant to
Article XV of the Amended and Restated Declaration of Trust (as amended from time to time, the "Declaration"), dated as of February 9, 2000, by Deanna Hom Petersen and Ray Guillaume, as Administrative Trustees, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Property Trustee, The Titan Corporation, as Depositor, and by the Holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Declaration. Pursuant to Article XV of the Declaration, the undersigned owner of these Securities hereby states the amount he or she elects to have purchased:


$
 -------------------

Date:
      --------------

Signature:
           ------------------

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)
Signature Guarantee:********


---------------------------
         ******** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                      A-2-9

                                TABLE OF CONTENTS

                                    ARTICLE I        INTERPRETATION AND DEFINITIONS


Section 1.01    Definitions..........................................................2

                                   ARTICLE II
                               TRUST INDENTURE ACT

Section 2.01    Trust Indenture Act; Application....................................12
Section 2.02    Lists of Holders of Securities......................................12
Section 2.03    Reports by the Property Trustee.....................................13
Section 2.04    Periodic Reports to Property Trustee................................13
Section 2.05    Evidence of Compliance with Conditions Precedent....................13
Section 2.06    Events of Default; Waiver...........................................13
Section 2.07    Event of Default; Notice............................................15

                                   ARTICLE III       ORGANIZATION

Section 3.01    Name................................................................16
Section 3.02    Office..............................................................16
Section 3.03    Purpose.............................................................16
Section 3.04    Authority...........................................................16
Section 3.05    Title to Property of the Trust......................................17
Section 3.06    Powers and Duties of the Administrative Trustees....................17
Section 3.07    Prohibition of Actions by the Trust and the Trustees................21
Section 3.08    Powers and Duties of the Property Trustee...........................21
Section 3.09    Certain Duties and Responsibilities of the Property Trustee.........24
Section 3.10    Certain Rights of Property Trustee..................................25
Section 3.11    Delaware Trustee....................................................28
Section 3.12    Execution of Documents..............................................28
Section 3.13    Not Responsible for Recitals or Issuance of Securities..............28
Section 3.14    Duration of Trust...................................................28
Section 3.15    Mergers.............................................................28


                                   ARTICLE IV        DEPOSITOR

Section 4.01    Depositor's Purchase of Common Securities...........................30
Section 4.02    Responsibilities of the Depositor...................................30
Section 4.03    Guarantee of Payment of Trust Obligations...........................31


                                    ARTICLE V        TRUSTEES

Section 5.01    Number of Trustees..................................................32
Section 5.02    Delaware Trustee....................................................33
Section 5.03    Property Trustee; Eligibility.......................................33
Section 5.04    Qualifications of Administrative Trustees and Delaware Trustee
                Generally...........................................................34
Section 5.05    Initial Trustees....................................................34
Section 5.06    Appointment, Removal and Resignation of Trustees....................34
Section 5.07    Vacancies among Trustees............................................37
Section 5.08    Effect of Vacancies.................................................37
Section 5.09    Meetings............................................................38
Section 5.10    Delegation of Power.................................................38
Section 5.11    Merger, Conversion, Consolidation or Succession to Business.........38

                                   ARTICLE VI        DISTRIBUTIONS

Section 6.01    Distributions.......................................................39

                                   ARTICLE VII       ISSUANCE OF SECURITIES

Section 7.01    General Provisions Regarding Securities.............................39
Section 7.02    Execution and Authentication........................................40
Section 7.03    Form and Dating.....................................................41
Section 7.04    Registrar, Paying Agent, Conversion Agent and Tender Agent..........43
Section 7.05    Paying Agent to Hold Money in Trust.................................44
Section 7.06    Replacement Securities..............................................45
Section 7.07    Outstanding Preferred Securities....................................45
Section 7.08    Preferred Securities in Treasury....................................45
Section 7.09    Temporary Securities................................................46
Section 7.10    Cancellation........................................................46

                                  ARTICLE VIII       TERMINATION OF TRUST

Section 8.01    Dissolution of Trust................................................46

                                   ARTICLE IX        TRANSFER AND EXCHANGE

Section 9.01    General.............................................................47
Section 9.02    Transfer Procedures and Restrictions................................48
Section 9.03    Deemed Security Holders.............................................54


                                       i


Section 9.04    Notices to Depositary...............................................54
Section 9.05    Appointment of Successor Depositary.................................54

                                    ARTICLE X        LIMITATION OF LIABILITY OF HOLDERS
OF SECURITIES, TRUSTEES OR OTHERS

Section 10.01   Liability...........................................................54
Section 10.02   Exculpation.........................................................55
Section 10.03   Fiduciary Duty......................................................55
Section 10.04   Indemnification.....................................................56
Section 10.05   Outside Businesses..................................................56

                                   ARTICLE XI        ACCOUNTING

Section 11.01   Fiscal Year.........................................................57
Section 11.02   Certain Accounting Matters..........................................57
Section 11.03   Banking.............................................................58
Section 11.04   Withholding.........................................................58


                                   ARTICLE XII       AMENDMENTS AND MEETINGS

Section 12.01   Amendments..........................................................58
Section 12.02   Meetings of the Holders of Securities; Action by Written Consent....59

                                  ARTICLE XIII       REPRESENTATIONS OF PROPERTY
TRUSTEE AND DELAWARE TRUSTEE

Section 13.01   Representations and Warranties of Property Trustee..................61
Section 13.02   Representations and Warranties of Delaware Trustee..................61

                                   ARTICLE XIV       REGISTRATION RIGHTS

Section 14.01   Registration Rights.................................................62

                                   ARTICLE XV        REPURCHASE OF SECURITIES UPON
THE FAILURE TO CONSUMMATE THE ACQUISITION

Section 15.01   Repurchase of Securities............................................63
Section 15.02   Agreement to Sell Debentures........................................65

                                   ARTICLE XVI       MISCELLANEOUS


                                       ii


Section 16.01   Notices.............................................................65
Section 16.02   Governing Law.......................................................66
Section 16.03   Intention of the Parties............................................67
Section 16.04   Headings............................................................67
Section 16.05   Successors and Assigns..............................................67
Section 16.06   Partial Enforceability..............................................67
Section 16.07   Counterparts........................................................67


ANNEX I
EXHIBIT A-1
EXHIBIT A-2


                                      iii